                            FIRST AMENDMENT OF LEASE

                             GREENBRIAR TOWN CENTER

                            TOTAL BEVERAGE VA CORP.


THIS FIRST AMENDMENT OF LEASE (hereinafter "Amendment"), made as of this 15th day of February 1993 by and between Combined Properties/Greenbriar Limited Partnership (hereinafter "Landlord") and Total Beverage VA Corp., successor
- -in-interest to Total Beverage Corp. trading as Total Beverage (hereinafter "Tenant") provides:

                                    RECITALS

         WHEREAS, by virtue of that certain Lease dated April 2,1991, as amended by Assignment, Assumption and Release Agreement dated August 25, 1992 (hereinafter collectively referred to as "Lease"), Landlord leased to Tenant a portion of real property situated in Fairfax, Virginia, known as Store No. 41 in Greenbriar Town Center Shopping Center and also known as 13055 Lee Jackson Memorial Highway, Suite C, Fairfax, Virginia 22030 ("Premises"), and more particularly described in the Lease; and

         WHEREAS, pursuant to Section 6 of the Lease, Landlord and Tenant agreed to amend the Lease by changing the square footage and adjusting the Minimum Guaranteed Rent and all other rent, costs and charges due under the lease in the event the Premises was determined by Landlord's architect or engineer to contain an amount of gross ground floor area different than 25,000 square feet as set forth in the Lease; and

         WHEREAS, the parties have determined that the size of the Premises is actually 25,024.87 square feet; and

         WHEREAS, the Commencement Date and Rent Commencement Date of the Lease having been determined and Tenant having accepted the Premises, the parties now desire to confirm the Commencement Date, Rent Commencement Date and Expiration Date of the Original Term of the Lease and acknowledge that the Premises are in the condition called for under the Lease in accordance with the provisions of
Section 25 of the Lease; and

         WHEREAS, Landlord and Tenant desire to amend the Lease in accordance with the provisions contained in Sections 6 and 25 thereof.

         NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained, and the sum of One Dollar ($1.00) in hand paid each to the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         FIRST:    The Premises defined and referred to on the top portion of page 1 of the Lease as "Space No. 41, Greenbriar Town Center, Chantilly, Virginia" shall be deemed to refer, and is hereby changed to:

         (b)     Premises:     Greenbriar Town Center
                               Store No. 41
                               13055 Lee Jackson Memorial Highway
                               Suite C
                               Fairfax, Virginia 22030

         SECOND:   Section 1 (a) of the Lease is hereby deleted in its entirety and replaced by the following:

         (a)     Premises:     Store No. 41, approximately 25,024.87 square
                               feet in size, located on the lower level of a building in the Shopping Center as shown on Exhibit "A".

         THIRD:    It is hereby agreed by the parties hereto that all references in the Lease, including Exhibits, to the Premises containing approximately 25,000 square feet shall be deemed to refer, and are hereby changed to "25,024.87 square feet".

         FOURTH:   Section 1 (c) of the Lease is hereby deleted in its entirety and replaced by the following:

         (c)     Original Lease Term:Ten (10) years.

         FIFTH:    Section 1(d) of the Lease is hereby deleted in its entirety and replaced by the following:

         (d)     Commencement Date:        September 1, 1992.

         SIXTH:    Section 1 (e) of the Lease is hereby deleted in its entirety and replaced by the following:

         (e)     Rent Commencement Date:   October 21, 1992.

         SEVENTH: Section 1(f) of the Lease is hereby deleted in its entirety and replaced by the following:

         (f)     Expiration Date:          August 31, 2002.

         EIGHTH:   Section 1(k) of the Lease is hereby deleted in its entirety and replaced by the following:

         (k)     Annual Minimum   Two Hundred Thousand One Hundred Ninety-
                                  Eight and
                 Guaranteed Rent: 96/100 Dollars ($200,198.00), subject to
                                  adjustment pursuant to Section 6 and
                                  Section 3(b) of the Lease.


         NINTH:    Section 1(1) of the Lease is hereby deleted in its entirety and replaced by the following:

         (1)     Minimum Basis of Sales:   Twenty Million Nineteen Thousand
                                           Eight Hundred Ninety-Six Dollars
                                           ($20,019,896), subject to adjustment
                                           pursuant to Section 9 and Section 3
                                           (b) of the Lease.

         TENTH:    The second paragraph of Section 3 (b) of the Lease is hereby deleted in its entirety and replaced by the following:

         All of the terms and conditions of this Lease shall remain in full force and effect during the Option Term, except there shall not be any additional option to renew this Lease beyond what is provided for hereinabove, and Minimum Guaranteed Rent and Minimum Basis of Sales for the Option Term shall be as set forth in the following schedule:

         Option Term      Rate Per         Annual Minimum           Monthly Minimum           Minimum Basis
         Period           Square Foot      Guaranteed Rent          Guaranteed Rent           of Sales
         9/1/2001 -
         8/31/2007        $10.58           $264,763.12              $22,063.59                $26,476,312.00

         9/1/2007 -
         8/31/2012        $12.16           $304,302.41              $25,358.53                $30,430,241.00


         ELEVENTH: Section 6 (b) of the Lease is hereby deleted in its entirety and replaced by the following:

         The Minimum Guaranteed Rent shall be payable for the periods set forth below in the following annual and monthly amounts:

         Option Term              Rate Per                  Annual Minimum           Monthly Minimum
         Period                   Square Foot               Guaranteed Rent          Guaranteed Rent

         9/1/92 -
         8/31/97                  $8.00                     $200,198.96              $16,683.24

         9/1/97 -
         8/31/2002                $9.20                     $230,228.80              $19,185.73



         TWELFTH: The fifth sentence of Section 7(a) of the Lease is hereby deleted in its entirety and replaced by the following:

         Tenant shall initially make estimated payments in the amount of Forty Six Thousand Forty Five and 76/100 Dollars ($46,045.76) annually to be paid in equal monthly installments in the amount of Three Thousand Eight Hundred Thirty Seven and 14/100 Dollars ($3,837.14). without set-off or deduction.

         THIRTEENTH:   The second sentence of Section 8 of the Lease is
hereby deleted in its entirety and replaced by the following:

         Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, on an estimated basis, the sum of Forty Three Thousand Seven Hundred Ninety Three and 52/100 Dollars ($43,793.52) to be paid in equal monthly installments in the amount of Three Thousand Six Hundred Forty Nine and 46/100 Dollars ($3,649.46), on the first day of each month, in advance, along with Tenant's payment of Minimum Guaranteed Rent.

         FOURTEENTH:   Section 9 (b) of the Lease is hereby deleted in its
entirety and replaced by the following:

         (b) The Minimum Basis of Sales shall be the following amounts for the periods set forth below:

                 Original                          Minimum Basis
            Lease Term Period                        of Sales
         9/1/92 through 8/31/97                    $20,019,896.00

         9/1/97 through 8/31/2002                  $23,022,880.00

                 It is understood that the Minimum Basis of Sales is subject of appropriate proration as follows. In the event of any partial calendar year during the term hereof, the Minimum Basis of Sales shall be adjusted based on the number of months in such partial year. No "deemed" sales shall be included in the Gross Sales for any partial years.

         FIFTEENTH:    Along with Tenant's next payment of rental coming due
under this Lease, Tenant covenants and agrees to pay Landlord, as additional rental, the amount of $32.48, representing the additional amount due Landlord with respect to Minimum Guaranteed Rent and other charges under the Lease for the period commencing October 21, 1992 and ending December 31, 1992 attributable to the difference in the amount of gross floor area in accordance with this Amendment.

         SIXTEENTH:    Tenant hereby acknowledges and confirms that it has
accepted the Premises and the Premises are in the condition called for under the lease.

         SEVENTEENTH: Except as modified by this Amendment, the Lease shall continue in full force and effect in accordance with the terms thereof.

         EIGHTEENTH:   All the rights and obligations of the parties under
this Amendment shall bind and inure to the benefit of their respective personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date first above written.

WITNESS:                           LANDLORD:
                                   COMBINED PROPERTIES/GREENBRIAR LIMITED
                                   PARTNERSHIP, A District of Columbia
                                   Limited Partnership



                                   By:     CM/CP GREENBRIAR RETAIL JOINT
                                           VENTURE, A Delaware Joint Venture,
                                           General Partner

                                           By:      CP/Greenbriar Retail
                                                    Investments Limited
                                                    Partnership, A Virginia
                                                    Limited Partnership,
                                                    Joint Venturer

WITNESS:                                                    By:     CP/Greenbriar Retail, Inc.,

                                                            A Virginia Corporation,
                                                            General Partner

/s/ THOMAS B. MCKEE                                         By:   Ronald S. Haft
- -----------------------                                     ------------------------------
                                                                  Ronald S. Haft
                                                                  President

WITNESS:                                   TENANT:
                                           TOTAL BEVERAGE VA CORP.


                                           By:   ROBERT N. HERMAN
- -----------------------------                 --------------------------------------------
Its                                        Its:  Executive Vice President
   --------------------------                  -------------------------------------------


[Corporate Seal]


WITNESS:                                   GUARANTOR:
                                           SHOPPERS FOOD WAREHOUSE CORP.

                                           By:    ROBERT N. HERMAN
- -----------------------------                 --------------------------------------------
Its:                                       Its:   Executive Vice President
    -------------------------                  -------------------------------------------


[Corporate Seal]

                                     LEASE

                                   AGREEMENT





         LOCATION:        GREENBRIAR TOWN CENTER

         DATED:           -----------------------------



         LANDLORD:        COMBINED PROPERTIES/GREENBRIAR
                          LIMITED PARTNERSHIP

         TENANT:          TOTAL BEVERAGE CORP.

                               TABLE OF CONTENTS

SECTION                                                                       PAGE
- -------                                                                       ----
1.       BASIC LEASE INFORMATION ............................................   1
2.       PREMISES............................................................   3
3.       TERM................................................................   3
4.       RENTAL DEPOSIT - INTENTIONALLY DELETED..............................   4
5.       SECURITY DEPOSIT - INTENTIONALLY DELETED............................   4
6.       MINIMUM GUARANTEED RENT.............................................   4
7.       EXPENSE OF COMMON AREAS AND MALL FACILITIES.........................   4
8.       REAL ESTATE TAXES...................................................   5
9.       PERCENTAGE RENT.....................................................   6
10.      PAYMENT OF PERCENTAGE RENT..........................................   7
11.      GROSS SALES.........................................................   7
12.      SALES REPORTS.......................................................   7
13.      AUDIT OF SALES REPORTS..............................................   8
14.      RECORDS.............................................................   8
15.      DISCLAIMER OF JOINT VENTURE.........................................   8
16.      RENTAL OCCUPANCY TAX................................................   8
17.      PAYMENT TO LANDLORD AND LATE CHARGE FEE.............................   8
18.      FIRE AND EXTENDED COVERAGE INSURANCE - PLATE GLASS..................   9
19.      UTILITIES...........................................................   9
20.      TENANT'S SIGNS......................................................   9
21.      CONSTRUCTION OF THE PREMISES........................................  11
22.      COMPLETION AND DELIVERY OF THE PREMISES.............................  11
23.      MAINTENANCE AND USE OF COMMON AREAS.................................  11
24.      TENANT'S WORK ......................................................  12
25.      FIXTURING TENANT'S STORE; OPENING...................................  12
26.      OCCUPANCY AND OPERATING HOURS.......................................  13
27.      REPAIRS.............................................................  13
28.      ALTERATIONS BY TENANT...............................................  14
29.      DAMAGE TO PREMISES OR IMPROVEMENTS..................................  14
30.      USE OF PREMISES.....................................................  14
31.      OPERATION BY TENANT.................................................  14
32.      EXTRA HAZARDS.......................................................  15
33.      PLUMBING............................................................  15
34.      DISPLAY LIGHTING....................................................  15
35.      ROOF AND WALLS......................................................  15
36.      LIENS AND INDEMNITY.................................................  16
37.      TENANT'S FIXTURES...................................................  16
38.      INSPECTION BY LANDLORD..............................................  16
39.      COVENANT TO HOLD HARMLESS...........................................  16
40.      PUBLIC LIABILITY....................................................  17
41.      LIMITATION OF LANDLORD'S LIABILITY..................................  17
42.      DAMAGE TO PREMISES..................................................  17
43.      CONDEMNATION........................................................  18
44.      BANKRUPTCY..........................................................  18
45.      BANKRUPTCY-USE OF PREMISES..........................................  19
46.      DEFAULT.............................................................  19
47.      WAIVER..............................................................  19
48.      SUBORDINATION.......................................................  20
49.      RECORDATION.........................................................  20
50.      MERCHANTS ASSOCIATION;PROMOTIONAL FUND..............................  20
51.      ASSIGNMENT AND SUBLEASE.............................................  20
52.      TERMINATION.........................................................  21
53.      HOLDING OVER........................................................  21
54.      FOR RENT SIGNS......................................................  21
55.      QUIET ENJOYMENT.....................................................  21
56.      ADDRESSES AND NOTICES...............................................  22
57.      ESTOPPEL CERTIFICATES...............................................  22
58.      MISCELLANEOUS.......................................................  22
59.      WAIVER OF SUBROGATION...............................................  24
60.      HAZARDOUS MATERIALS.................................................  24
61.      PRIMARY USE PROTECTION..............................................  25
62.      GUARANTY OF PERFORMANCE.............................................  25
EXHIBIT A - SITE PLAN OF SHOPPING CENTER AND PREMISES
EXHIBIT B - TENANT'S SIGN SPECIFICATIONS
EXHIBIT C - DESCRIPTION OF LANDLORD'S WORK
EXHIBIT D - TENANT'S SPECIFICATIONS REQUIREMENTS MANUAL
EXHIBIT E - USE OF PREMISES RESTRICTIONS
EXHIBIT F - GUARANTY OF PERFORMANCE
EXHIBIT G - COMMENCEMENT AND ENDING AGREEMENT

                                LEASE AGREEMENT


DATE:            APRIL 2, 1991

LANDLORD:        COMBINED PROPERTIES/GREENBRIAR
                 LIMITED PARTNERSHIP
                 1899 L STREET, N.W., 9TH FLOOR
                 WASHINGTON, D.C.  20036

TENANT:          TOTAL BEVERAGE CORP.
                 (A DELAWARE CORPORATION)
                 3300 75TH AVENUE
                 LANDOVER, MARYLAND 20785

PREMISES:        SPACE NO. 41
                 GREENBRIAR TOWN CENTER
                 CHANTILLY, VIRGINIA


         In consideration of the covenants contained herein, this Lease Agreement is made as of the date above written by and between Landlord and Tenant under the following terms, conditions and provisions:

1.       BASIC LEASE INFORMATION

         The following Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any information and definitions contained in the Basic Lease Information shall mean and refer to the information and definitions hereinafter set forth. If there is any conflict between the terms of the Lease and the following Basic Lease Information, the terms of the Lease shall prevail.


(a)     PREMISES:                 Store No. 41, approximately 25,000
                                  square feet in size, located on the lower level of a building in the Shopping Center as shown on Exhibit "A".

(b)     SHOPPING CENTER:          The shopping center commonly known as
                                  Greenbriar Town Center, as shown on Exhibit
                                  "A:, as the same may be modified from time to time, in accordance with the terms hereof.

(c)     ORIGINAL LEASE TERM:      Ten (10) years, plus that part of the month,
                                  if any, from the Commencement Date to the first day of the first full calendar month in the term.

(d)     COMMENCEMENT DATE:        The Delivery Date as provided in Section 25.

(e)     RENT COMMENCEMENT DATE:   That date which is One Hundred Twenty (120)
                                  days after the Commencement Date, or the date
                                  Tenant opens for business in the Premises, whichever is earlier.

(f)     EXPIRATION DATE:          The last day of the 240th full calendar
                                  month after the Commencement Date.

(g)     OPTION TERM:              One (1) option term of Ten (10) years.

(h)     LEASE YEAR:               A period of twelve (12) full calendar
                                  months beginning on January 1 and ending on the following December 31. The first and last
                                  "lease year" of the lease term, if beginning or ending on dates other than January 1 and December 31, shall be calculated on a proportionate basis.

(i)     RENTAL DEPOSIT:           None


(j)     SECURITY DEPOSIT:         None

(k)     ANNUAL MINIMUM            Two Hundred Thousand Dollars ($200,000.00),
        GUARANTEED RENT:          subject to adjustment pursuant to Sections 6
                                  and 3 (b) of the Lease.

(l)     MINIMUM BASIS OF SALES:   Twenty Million Dollars ($20,000,000.00),
                                  subject to adjustment pursuant to Sections 9 and 3 (b) of the Lease.

(m)     PERCENTAGE RENT RATE:     One Percent (1%)

(n)     CONSUMER PRICE INDEX:     The "Consumer Price Index for Urban Wage
                                  Earners and Clerical Workers (1982-84=100) for all Items, U.S. City Average", issued by the Bureau of Labor Statistics of the United
                                  States Department of Labor. In the event the Consumer Price Index is not available, or is discontinued, then any successor or substitute index shall be used for the computations herein set forth. In computing the increase in the Consumer Price Index, the amount of increase shall be based upon the percentage increase in the Consumer Price Index from the date of the Lease through to the date of adjustment.

(o)     TENANT'S PERMITTED USE:   The retail sale of primarily  containerized
                                  beverages for off-premises consumption,
                                  including without limitation wine, beer, bottled water, carbonated and non-carbonated soft drinks, soda and seltzer waters, and juices; tobacco products; snack-food items, candy and paper goods (subject to item (k) on Exhibit E); and related items and for no other use.

(p)     PROMOTIONAL CHARGE:       A monthly charge in the amount of $83.33.


(q)     LANDLORD'S ADDRESS FOR    c/o Combined Properties Incorporated
        NOTICES:                  1899 L Street, N.W., 9th Floor
                                  Washington, D.C.  20036
                                  Attention:  Legal Department

(r)     TENANT'S ADDRESS FOR      c/o Shoppers Food Warehouse Corp.
        NOTICES:                  3129 Pennsy Drive
                                  Landover, MD  20785
                                  Attention:  Robert N. Herman

(u)     WITH A COPY TO:           Shoppers Food Warehouse Corp.
                                  3129 Pennsy Drive
                                  Landover, MD  20785
                                  Attention:  Jack Binder

(s)     BROKER:                   None

(t)     GUARANTOR:                Shoppers Food Warehouse Corp.

(u)     EXHIBITS:
        Exhibit "A"               Site Plan
        Exhibit "B"               Sign Regulations
        Exhibit "C"               Landlord's Work
        Exhibit "D"               Tenant's Specifications Requirements Manual
        Exhibit "E"               Use of Premises Restrictions
        Exhibit "F"               Guaranty of Performance
        Exhibit "G"               Commencement and Ending Agreement



2.       PREMISES

         Landlord hereby leases to Tenant and Tenant hereby leases form Landlord, the Premises as shown on Exhibit "A". The Premises will be located substantially as shown in relation to other improvements on Exhibit "A". The Shopping Center layout shown on said Exhibit "A" has not been fully approved by all governmental authorities and is, therefore, subject to modification and revision based on the requirements of such governmental authorities. No representation is made as to the accuracy of Exhibit "A" and the Shopping Center layout shown on said Exhibit "A" is preliminary and subject to modification and revision and no representation is made as to the occupancy, types of business or any tenant shown on the same. Together with he premises demised hereby, Landlord grants to Tenant, on a non-exclusive basis, the right to use, in common with others, the parking areas, roadways, means of ingress and egress and service areas of the Shopping Center. Tenant acknowledges that Landlord has the right and power to erect free standing buildings or other structures or facilities in the common areas or elsewhere in the Shopping Center, to manage and operate the common areas, including all means of exit and entrance and approaches thereto within the Shopping Center, and Landlord shall at all times have the right, at Landlord's sole discretion, from time to time, to erect free standing buildings or other structures or facilities, to determine and change the common areas and parking plan for the Shopping Center, and the arrangement of entrances, exits and approaches thereto, providing same meets governmental codes. Landlord further reserves the right to modify, remove, delete, add to, expand or otherwise reconfigure existing and future buildings, structures and facilities in the Common Areas or elsewhere in the Shopping Center, provided same meets governmental codes. Landlord reserves the right to change the name of the Shopping Center.

         In addition, Landlord will maintain at all time the existing entrance to the Shopping Center from Plaza Lane (Virginia Route 7163) as shown on Exhibit A attached hereto, unless closed by condemnation, court order or other legal proceeding, and except for any temporary closures for maintenance and repair or to avoid a public dedication of the Shopping Center Common Areas.

         Notwithstanding anything to the contrary contained herein, Landlord shall not construct any leasable improvements in the "No Build Area #1" shown on Exhibit "A" , nor shall Landlord reduce the number of parking spaces in the "No Build Area #1", except as the same might be reduced by certain landscape areas and/or open spaces that might be required by appropriate governmental codes and authorities from time to time. Further, Landlord shall not construct any leasable structure in the "No Build Area #2" shown on Exhibit "A" other than one (1) building which shall not exceed 3,000 square feet of gross leasable floor area in size, nor shall Landlord reduce the number of parking spaces in the "No Build Area #2" except as the result of the construction of such permitted building and except as the same may be reduced by certain landscape areas and/or open spaces that might be required by appropriate governmental codes and authorities from time to time.

3.       TERM

                 (a) ORIGINAL TERM. This Lease shall be effective upon full execution by and delivery of a copy hereof to the parties hereto. The term of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated as provided herein.

                 (b) OPTION TERM. Provided Tenant is open for business and operating in the Premises (subject to Force Majeure Events), and provided Tenant is not in default beyond any applicable cure period at the time of exercise of this option, and further provided Tenant has not assigned this Lease or sublet the Premise, or any part thereof (other than to another beverage store use), then Tenant shall have the option to renew this Lease for one (1) additional ten (10) year period commending at the expiration of the original lease term. Said option shall be automatically exercised by Tenant unless Tenant gives Landlord at lease twelve (12) months prior to the expiration of the original term. Such notice must be given in accordance with
Section 56 of this Lease.

         All of the terms and conditions of this Lease shall remain in full force and effect during the option term, except there shall not be any additional option to renew this Lease beyond what is provided for hereinabove, and Minimum Guaranteed Rent and the Minimum Basis of Sales for the option Term shall be as set both in the following schedule:

OPTION TERM      RATE PER         ANNUAL MINIMUM            MONTHLY MINIMUM          MINIMUM BASIS
PERIOD           SQUARE FOOT      GUARANTEED RENT           GUARANTEED RENT          OF SALES
- -----------      -----------      ---------------           ---------------          -------------
Lease Years
1-5              $10.58           $264,500.00               $22,041.67               $26,450,000.00

Lease Years
6-10             $12.16           $304,175.00               $25,347.91               $30,417,500.00


4.       RENTAL DEPOSIT - INTENTIONALLY DELETED

5.       SECURITY DEPOSIT - INTENTIONALLY DELETED

6.       MINIMUM GUARANTEED RENT

         (a) Commencing on the Rent Commencement Date, Tenant covenants and agrees to pay to Landlord without notice or prior demand the Minimum Guaranteed Rent with no offsets or abatements whatsoever in lawful money of the United States of America, to be paid in equal monthly payments on the first day of each month, in advance, as such place as shall be designated by Landlord within the continental United States. If the Rent Commencement Date shall occur on a day other than the first day of the month, then the first rental payment shall be pro-rated accordingly.

         (b) The Minimum Guaranteed Rent shall be payable for the periods set forth below in the following annual and monthly amounts:

                                  RATE PER         ANNUAL MINIMUM            MONTHLY MINIMUM
LEASE TERM PERIOD                 SQUARE FOOT      GUARANTEED RENT           GUARANTEED RENT
- -----------------                 -----------      ---------------           ---------------
Lease Years 1-5                   $8.00            $200,000.00               $16,666.67
Lease Years 6-10                  $9.20            $230,000.00               $19,166.67

         The aforesaid Minimum Guaranteed Rent and equal monthly installments have been based upon a Premises containing 25,000 square feet of gross floor area. Said Premises shall be upon completion measured by Landlord's architect or engineer and in the event the premises shall contain an amount of gross floor area different than 25,000 square feet said rentals shall be proportionately adjusted based upon the square foot rental rate designated hereinabove. The Premises shall be deemed to extend to and include the exterior faces of all exterior walls, the full thickness of common area walls, and to the center line of any walls separating the Premises from adjacent tenant premises and the exterior line of the store front as shown on Exhibit "A:. In computing the square footage of the Premises, the area dedicated to any mezzanine and adjacent exterior cart corral area shall not be included.

7.       EXPENSE OF COMMON AREAS AND MALL FACILITIES

         (a) Commencing on the Rent Commencement Date Tenant agrees to pay to Landlord as additional rent for each Calendar Year during the term hereof, in equal monthly installments at the same time as the Minimum Guaranteed Rent (and prorata for any portion of a month), an estimated payment toward Tenant's proportionate share of the Shopping Center's Common Areas Operating cost (hereinafter defined). Tenant's proportionate share of the Shopping Center's Common Areas Operating Cost, shall be determined for each calendar year by multiplying such costs by a fraction, the numerator of which shall be the floor area of the Premises and the denominator shall be the total leasable floor area of Shopping Center as of December 31 of such calendar year. Tenant shall pay, on an estimated basis, its prorata share based on the previous year's actual costs, as billed to Tenant by Landlord on a monthly basis, with an annual reconciliation; any overpayments by Tenant shall be credited to Tenant's rental account (or refunded to Tenant if the term of this Lease has expired or been terminated); any underpayment shall be treated as provided in subparagraph (b) below. Landlord's initial estimate of the Shopping Center's Common Area Operating Cost is One and 84/100 Dollars ($1.84) per square foot of leasable floor area. Therefore Tenant shall initially make estimated payments in the amount of Forty-Six Thousand Dollars ($46,000.00) annually to be paid in equal monthly installments in the amount of Three Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($3,833.33) without set-off or deduction. For the purpose of this subsection (a), the Shopping Center's Common Areas Operating Cost means the total cost and expense incurred in maintaining, managing, operating, repairing and replacing the parking areas, curbs, sidewalks and other exterior common areas, the roof and the exterior walls of the buildings in the Shopping Center which house mechanical, electrical or other equipment or are otherwise determined by Landlord from time to time to be used in operating or maintaining the Shopping Center, specifically including but not limited to, if provided and without limitation, the cost of maintaining, operating, repairing, replacing and repaving the common areas, gardening and landscaping, the cost of fire and extended coverage insurance (relative to the buildings and insurable structures in the Shopping Center and not to any personal property of any tenant) and public liability (relative to the Common Areas only) and property damage insurance, water and sewer charges, repairs, lighting, security, sanitary control, removal of ice, snow, trash, rubbish, garbage and other refuse, cleaning, painting, directional signs, pavement markings, parking lot striping, depreciation on machinery, equipment and furnishings used in such operation and maintenance, the cost of personnel to implement such services, the cost of personnel to direct parking, and legal fees, accounting fees and other professional fees incurred by Landlord in connection with the protection or enforcement of rights and/or obligations relative to the common areas of the Shopping Center, plus ten percent (10%) of all of the aforementioned (excluding any management fees paid to third parties, insurance premiums and real estate taxes) as overhead and administrative expenses.

         Notwithstanding the foregoing, if in any one (1) year, Landlord shall replace all or any portion of the parking area in the Shopping Center and the cost of such replacement exceeds Fifty Thousand Dollars ($50,000.00), the costs of such replacement shall be amortized evenly over a five (5) year period, commencing with the year in which such cost is incurred. Further, the Shopping Center's Common Area Operating Cost shall not include (i) the depreciation of any item the cost of which has been included in full in the Shopping Center's Common Area Operating Cost; nor (ii) the cost of any of Landlord's "home-office" managerial personnel; nor (iii) the payment of any carrying costs (i.e., principal and/or interest payments) on any loan made by Landlord; nor
(iv) any costs to repair, rebuild or restore any portions of the common areas to the extent such costs are covered by and reimbursed to Landlord by proceeds from insurance policies carried by Landlord and the premises for which are included as a component of the Shopping Center's Common Area Operating Costs; nor (v) any amounts for costs and expenses which would otherwise be includable hereunder, but which are recovered by Landlord (i) from tenants or third parties as a result of any act, omission, default or negligence on the part of such tenants or third parties relative to the common areas, or (ii) as a result of breaches by tenants of their respective leases relative to the common areas (other than recoveries from tenants pursuant to cost-sharing and recovery provisions in their leases similar to this Section 7 (a)).

         (b) Upon the commencement of each Lease Year during the term hereof, Tenant's Common Area contribution shall be increased based upon an amount, if any, equal to Tenant's proportionate share of the excess costs, as hereinafter defined.

         If in any Lease year or portion thereof, the aforesaid total costs and expenses comprising the Shopping Center's Common Areas Operating Costs exceed One and 84/100 Dollars ($1.84) per square foot times the number of total number of square feet of leasable floor area in the Shopping Center after deducting any amounts paid by any tenants located on floor levels which are not "on-grade" and therefore not included in the denominator as set forth in the next paragraph (such excess being referred to as "excess costs"), then, and so often as such event shall occur, Tenant's proportionate share of such excess costs shall be calculated as follows:

                 a. - With respect to the said Shopping Center's Common Areas Operating Cost, said excess costs shall be multiplied by a fraction, the numerator of which is the square foot area of the Premises and the denominator of which is the total number of square feet of leasable on-grade floor area in the Shopping Center. For greater certainty, the premises above Tenant's Premises, initially intended to operate as a "Kiddie City" store is deemed to be an on-grade store.


         Within thirty (30) days from the date of billing by Landlord, tenant shall pay Tenant's proportionate share of such excess costs for the immediately preceding calendar year; thereafter Tenant's proportionate share of the shopping Center's Common Areas Operating Cost shall be equal to the combined amount of such excess costs and the prior calendar year's estimated proportionate contribution, the combined amount being Tenant's new estimated proportionate Common Area contribution, until further adjusted as herein provided, and shall be payable in equal monthly installments with off-set.

         Nothing contained with this Section 7 shall be construed as limiting or precluding the Tenant's obligations under Section 31 or other Tenant obligations under this Lease.

         Landlord shall upon written request notify Tenant annually of the total number of leasable on-grade square feet in the Shopping Center. Landlord shall maintain and keep adequate records to substantiate the above Cost and Tenant shall have the right to examine the books and perform an audit on the same terms and conditions as Tenant must account for its Gross Sales.

8.       REAL ESTATE TAXES

         In addition to and as a part of the rental set forth herein, Tenant agrees to pay to the Landlord for each calendar year during the term, Tenant's share (as computed in accordance with the terms of this Section 8) of all general and special real property taxes and assessments ("Real Estate Taxes") levied or assessed against the Shopping Center and the underlying land and improvements (including, but not limited to common areas). Commencing on the Rent Commencement Date, Tenant shall pay to Landlord on an estimated basis, the sum of Forty Three Thousand Seven Hundred Fifty and 00/100 Dollars ($43,750.00) to be paid in equal monthly installment in the amount of Three Thousand Six Hundred Forty-Five and 83/100 Dollars ($3,645.83), on the first day of each month, in advance, along with Tenant's payment of Minimum Guaranteed Rent.
Said sum represents Tenant's prorata contribution toward the Real estate Taxes, based upon current estate taxes (calendar year 1990) on the Shopping Center.
In the event the Real Estate Taxes shall be increased or decreased in any tax year during the term of this Lease, by reason of an increase or decrease in the tax rate or the assessed valuation, over the amount of taxes due and payable for calendar year 1990 then Tenant shall pay to Landlord as additional rent, or Landlord shall reimburse to Tenant, within thirty (30) days after receiving notice that such taxes are payable, its proportionate share of said increases and, thereafter, Tenant shall pay said increases on a monthly basis along with other payments called for herein. Tenant's share of the aforesaid increases shall be calculated by multiplying said increase by a fraction, the numerator of which is the square floor area of the Premises and the denominator of which is the total number of square feet of leasable on-grade floor area in the Shopping Center, after deducting any contributions to Real Estate Taxes paid by any tenants located on floor levels which are not "on-grade" and therefore not included in the denominator.

         Landlord shall furnish to Tenant upon written request a copy of the tax bill and the computation of Tenant's proportionate share. Provided that Tenant shall first consent in writing to the protest by Landlord of any real estate taxes, reasonable expenses, including attorneys' fees, expert witness fees and similar costs, incurred by Landlord in obtaining or attempting to obtain such reduction of any real estate taxes shall be prorated and added to an included in the amount of any such real estate taxes. Real estate taxes which are being contested by Landlord and which are required to be paid in order to avoid penalties, interest or imposition of any tax lien on the Shopping Center, shall nevertheless be included for purposes of the computation of the liability of Tenant under the above paragraph, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article 8 and the Landlord shall thereafter receive a refund of any portion of any real estate taxes on which such payment shall have been based, Landlord shall pay to Tenant the prorata share of such refund. Landlord shall have no obligation to contest, object or litigate the levying or impositions or any real estate taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any real estate taxes with consent or approval of the Tenant.

         The term "Real Estate Taxes" means the total of all taxes and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, including assessments for public improvements and betterments, assessed, levied or imposed with respect to the land and improvements included within the Shopping Center. If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any Real Estate Taxes levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charges measured by or based, in whole or in part, upon such rents for the present or any future building or buildings in the Shopping Center, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

         Notwithstanding anything to the contrary contained in the foregoing, Tenant shall have no responsibility for any share of any increase of Real Estate Taxes which is brought about, in whole or in part, by any sale, lease, encumbrance or other transfer of all or any part of the Shopping Center or any interest therein, or other sale or other transfer of an interest of any entity now or hereafter constituting Landlord, in other than an arm's length transaction.

9.       PERCENTAGE RENT

         (a) Commencing with the first calendar month hereunder, and in addition to the other payment called for herein, Tenant further agrees that, with respect to any Lease Year during the term hereof in which the Gross Sales of Tenant in, upon or from the Premises shall exceed the Minimum Basis of Sales (Minimum Basis of Sales shall be prorated in accordance with Section 9 (b) for any period of less than twelve (12) calendar months), Tenant shall pay to Landlord, as percentage rent, a sum equal to the Percentage Rent Rate multiplied by Gross Sales for such year in excess of the Minimum Basis of Sales. In the event Section 30 is amended and/or Section 45 or Section 51 invoked, Landlord expressly reserves the right to change the Percentage Rent Rate hereinabove set forth.

         (b) The Minimum Basis of Sales shall be the following amounts for the periods set forth below:

                                                                    MINIMUM BASIS
                 LEASE TERM PERIOD                                  OF SALES
                 -----------------                                  -------------
                 Lease Years 1-5                                    $20,000,000.00
                 Lease Years 6-10                                   $23,000,000.00

         It is understood that the Minimum Basis of Sales is subject to appropriate proration as follows. In the event of any partial calendar year during the term hereof, the Minimum Basis of Sales shall be adjusted based on the number of months in such partial year. No "deemed" sales shall be included in the Gross Sales for any partial years.

         (c) It is acknowledged and agreed that Tenant is not hereby covenanting to operate the Demised Premises other than as expressly set out in the Lease and is not making any representation or warranty in respect of the sales to be made at the Demise Premises other than as expressly set out in the Lease.

10.      PAYMENT OF PERCENTAGE RENT

         The reporting of Gross Sales and the determination and payment of percentage rent hereunder shall be made annually on the basis of a calendar year. Commencing with the first Lease Year of the term hereof, and continuing throughout the remainder of the lease term, the percentage rent due under this Lease shall be determined and paid by Tenant to Landlord on or before February

15th following the close of each calendar year.

         The first Lease Year for these purposes shall commence on the first day of the term and shall end on December 31st; thereafter the Lease Year shall consist of consecutive periods of twelve (12) full calendar months ending on December 31st. Percentage rent for the first and last Lease Years of the Lease, if less than twelve (12) months, will be calculated on a proportional basis.

11.      GROSS SALES

         The term "Gross Sales" as used herein shall be construed to include the entire amount of the actual sales price, whether for cash or otherwise, of all sales of merchandise and/or service and any other receipt whatsoever of all business conducted in or from the Premises, including, but not limited to, mail orders, telephone orders, and/or other orders in whatever manner received or filled whether in whole or in part at the Premises; orders taken in or from the Premises, although said orders may be filled elsewhere; receipts from vending machines in the Premises; and sales by any subtenant, concessionaire, licensee or other person in said Premises, provided that nothing herein shall prevent Landlord from requiring an additional or different percentage rent as a condition to approval of any subtenant, concessionaire or licensee of Tenant hereunder which is engaged in a use other than Tenant's Permitted Use which percentage rent shall be in accordance with guidelines as issued by the International Council of Shopping Centers or such other guidelines as may be available from time to time. Said term shall not include, however, (1) any sales tax, use tax or any other tax collected from a customer by Tenant and paid by Tenant to any duly constituted governmental authority; (2) the exchange of merchandise between the stores of Tenant, if any, where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which had theretofore been made at, in, from or upon the Premises and/or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made at, in, from or upon the premises; (3) the amount of returns to shippers of manufacturers; (4) the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant; (5) sales of Tenant's store fixtures; (6) the amount of cashier shortages but not to exceed $10,000.00 in any lease Year; (7) receipts from sales at a discount at the Demised Premises to non-profit organizations, but not to exceed $25,000.00 in any Lease Year; (8) the gross receipts from vending machine sales of cigarettes, candy and soft drinks at the Demised Premises; (9) receipts from pay telephones; (10) additional discounts to customers at the Demised Premises by special promotion coupons to the extent same are redeemed at the Demised Premises by customers, or cash refunds to customers (it being understood and agreed that said special promotion coupons are not Tenant's principal method of selling on the Demised Premises); (11) container tax or container deposits not retained by Tenant; (12) bad check losses at the Demised Premises to the extent and at the time sales are written-off as such by Tenant but not to exceed one-quarter of one percent (.25%) of gross receipts; (13) voided orders; (14) lottery sales and money order sales in excess of commissions received by Tenant; (15) receipts from the sale of postage stamps at cost to Tenant; (16) any fees or costs paid by customers to a third party other than Landlord as a result of any transaction at an "automatic teller machine" located in or on the Demised premises, but only to the extent such fees or costs are included in"gross receipts" under this Section; and (17) gross receipts from the sale of cigarettes.

12.      SALES REPORTS

         Tenant shall submit to Landlord by February 15th at the place where the rent herein reserved is then payable, a preliminary statement signed by an officer of Tenant, showing in all reasonable detail the amount of Gross Sales made from the Premises during the prior Calendar Year. Within ninety (90) days after the end of each Calendar Year Tenant shall deliver to Landlord a final and complete statement of Gross Sales for the entire Calendar Year certified by Tenant's chief financial officer. Tenant shall require of its subtenants, concessionaires and licensees, if any, to furnish similar statements to Landlord within the same periods specified. For the last month of the last Lease Year, the monthly report shall be due by no later than thirty (30) days following the Expiration Date.

13.      AUDIT OF SALES REPORTS

         In the event Landlord is not satisfied with any of the statements as submitted by Tenant and/or its subtenants, or others, or if Tenant or any other person herein obligated fails to furnish the statements required herein, then and in that event Landlord shall have the right, no more often than once annually, to make an audit of Tenant's and its subtenant's, etc., books and records pertaining to sales on, or in connection with, the Premises leased herein. If any such statement is found to be incorrect to an extent of more than two percent (2%) in amount over the figures submitted by Tenant and its subtenant, etc., or if such statements are not furnished, Tenant shall promptly pay for such audit and the deficiency in rent at the same time and in addition to the next payment of Minimum Guaranteed Rent, and, if such audit proves Tenant's and subtenant's statements to be correct, or together to vary not more than two percent (2%) from the results of the special audit, then the expense of such audit shall be borne by Landlord. Landlord's right to examine shall be available to Landlord only for a two-year period after the last statement for such Lease Year period shall have been furnished to Landlord.

14.      RECORDS

         Tenant shall and hereby agrees that it and its subtenants, concessionaires and licensees, if any, will keep in the Premises, or at the location identified as Tenant's Address for Notices, for a period of not less than three (3) years following the end of each Lease Year, a permanent and accurate set of books and records of all Gross Sales of the business conducted in said Premises, and all supporting records, including taxes.

15.      DISCLAIMER OF JOINT VENTURE

         Any intention to create a joint venture or partnership between the parties hereto is hereby expressly disclaimed. The provisions of this Lease in regard to the payment by Tenant and the acceptance by Landlord of a percentage of the Gross Sales of Tenant and others is a reservation of rent for the use of the Premises.

16.      RENTAL OCCUPANCY TAX

         In addition to the payments required to be made by Tenant for Real Estate Taxes pursuant to Section 8 of this Lease, Tenant shall pay, as additional rent, any privilege, license, sales, gross income, excess, occupancy, use or any other tax (as distinguished from Federal or State Income Taxes) at any time imposed upon the rent payments or Tenant's occupancy or use of the Premises, or upon Landlord in an amount based upon such rent payments, Tenant's occupancy or use of the Premises, or the common areas in the Shopping Center (hereinafter referred to as "Rental Occupancy Tax") whether the imposition of such Rental Occupancy Tax shall be made by the Federal Government, the State Government or any agency, subdivision or municipality thereof. Tenant shall pay said additional Rental Occupancy Tax monthly to the Landlord, or at other intervals as determined by Landlord from time to time.

17.      PAYMENT TO LANDLORD AND LATE CHARGE FEE

         Tenant will promptly pay all Minimum Guaranteed Rent, additional rent and other payments called for herein when and as the same shall become due and payable. All sums of money or charges payable by Tenant to Landlord under this Lease shall be paid when due, without any deductions, abatements or offsets whatsoever, and the failure to pay such sum or charges carries the same consequences as Tenant's failure to pay rent. Any payments of rental or other charges by Tenant, or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord, shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with any endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

         In the event Landlord shall fail to receive any payment of rent required under this Lease when due, Landlord shall give Tenant written notice of such failure, and in such event Landlord shall make reasonable efforts to advise Tenant's chief accounting officer by telephone of such failure. In the event Tenant fails to pay within two (2) business days following receipt by Tenant of written notice any payment of rent when due more than one time in any lease year, Tenant agrees to pay commencing with the second late payment in each lease year, a late penalty charge in an amount equal to Two Hundred Fifty Dollars ($250.00), if Landlord shall fail to receive same within two (2) business days following receipt by Tenant of written notice. Further, commencing with the second late payment in any lease year during the term hereof, late payments of rent not received with the aforesaid two (2) business day period shall bear interest from the date due at the annual rate of twelve percent (12%) per annum or two percent (2%) over the prime lending rate of Riggs Bank, N.A., whichever is higher.

         The provisions of this Section are cumulative and shall in no way restrict the other remedies available to Landlord in the event of Tenant's default as provided for under this Lease.

18.      FIRE AND EXTENDED COVERAGE INSURANCE - PLATE GLASS

         Landlord shall be responsible for providing fire and extended coverage insurance for the Shopping Center and the Premises in an amount not less than 80% of the full replacement cost (excluding insurance on Tenant's inventory, equipment, furniture and fixtures, and other contents within the Premises) and such cost shall be included in the Shopping Center Operating Costs in accordance with Section 7 of this Lease. Landlord shall self-insure for any amounts less than 100% of the full replacement cost.

         Tenant, at its sole cost and expense, shall be responsible for providing a policy of fire and extended coverage insurance, insuring Tenant's inventory, equipment, furniture and fixtures, and all other contents in the Premises. Tenant shall also maintain, at its sole cost and expense, a policy of plate glass insurance naming both Tenant and Landlord as insureds, with a standard mortgagee endorsement satisfactory to Landlord's mortgagee, for the full replacement cost of repairing an/or restoring all of the plate glass in the Premises. In lieu of such plate glass insurance, Tenant may be self-insured, provided Tenant replaces any damaged glass with glass of like kind and quality at Tenant's expense with due diligence after the damage occurs from any cause whatsoever. Failure to replace any damaged glass as herein provided shall constitute a default under this Lease. Tenant's insurance policies shall provide that they may not be canceled without at least thirty (30) days prior written notice to Landlord of such cancellation and Tenant shall deposit certificates of such insurance policies with Landlord upon the commencement of the term of this Lease.

19.      UTILITIES

         Tenant shall, at its own cost and expense, pay promptly all charges when due for water, gas, electricity, heat, sewer rentals or service charges, and any other utility charges rendered or furnished to the Premises or incurred by Tenant in its use and occupancy thereof, including charge incurred during Tenant's "fixturing" period under Section 25 herein.

         If Landlord is required to supply water, gas, electricity, heat, sewer rentals or service charges, or any other utility service, for the Shopping Center and/or the Premises, then Tenant agrees to purchase same from Landlord at the then prevailing local rates and charges, and to pay promptly the charges therefor when bills are rendered to Tenant. Tenant shall use reasonable diligence in conservation of these utilities.

         Landlord shall provide and install environmental heating and air-conditioning equipment in the Premises and Tenant shall, at its sole cost and expense, operate, maintain and repair the heating and air-conditioning equipment herein referred to, including the making of all necessary replacements thereto, throughout the term of this Lease and any renewal thereof. Tenant shall pay for all fuel, water, gas and electricity consumed in such operation. Landlord shall under no circumstances be liable to Tenant for damages or otherwise for any interruption in service of water, electricity, heating and/or air-conditioning or other utilities and services caused by the making of any necessary repairs, replacements and/or improvements thereto, or by any cause beyond Landlord's reasonable control, unless caused by the negligence of Landlord, its agents or servants.

20.      TENANT'S SIGNS

         In order to obtain a harmonious appearance in the Shopping Center, Landlord has established specifications and regulations for exterior signs. Marked Exhibit "B", attached hereto and made a part hereof, is a copy of Landlord's Sign Regulations, setting forth Landlord's specifications for Tenant's sign(s) to be placed on the exterior of Tenant's store.

         Tenant is required to install prior to opening for business in the Premises and at all times thereafter maintain in good condition and repair, including keeping same lighted, as hereinafter set forth, and exterior sign(s) above Tenant's storefront and, upon Landlord's request, an exterior under-canopy sign in front of Tenant's storefront in the area designated and as approved by Landlord. All said storefront signs shall be kept illuminated during the hours from at least dusk until 9:00 P.M., Monday through Saturday, and at all other times the Tenant is open for business. Tenant shall comply with all applicable requirements of governmental authorities having jurisdiction and Tenant shall be responsible for obtaining all necessary permits. Tenant shall make all repairs required by reason of the installation, maintenance and removal of its sign(s). Tenant shall not maintain or display any sign, lettering or lights on the interior or exterior surfaces of windows of the Premises and shall not attach any non-permanent sign to the inside of any window of the Premises which may be visible through such window from the outside other than temporary signs which have been professional prepared.

         Tenant shall be entitled to install and shall thereafter maintain in good condition and repair, including keeping the same lighted, as hereinafter required, an exterior sign on the architectural tower of the building in which the Premises is located (which tower will be part of the upper level of such building and will be located in the general area shown on Exhibit "A") in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld.

         In accordance with Exhibit "B", prior to fabrication or installation of Tenant's sign(s) Tenant shall submit Tenant's sign plan to Landlord for approval, which approval shall not be unreasonably withheld providing Tenant's sign plan conforms to Exhibit "B" and providing Tenant's sign plan is not in violation of governmental codes. Landlord will need a minimum of four (4) copies of said plan for approval.

         Upon approval by Landlord of Tenant's sign plan, a copy of said plan shall be identified at TENANT'S FINAL APPROVED SIGN PLAN, marked FINAL EXHIBIT "B", and be attached and made a part hereof. Tenant shall be in default hereunder if Tenant installs a sign which has not been first approved by Landlord, and any sign installed without such prior written approval may be removed by Landlord at Tenant's cost and expense.

         Notwithstanding the foregoing, Tenant agrees that Landlord has the right, at Landlord's discretion, at any time during the lease term, to remodel or change the mansard and/or other exterior surfaces of the Shopping Center. Tenant understands that during such remodeling, it might be necessary to remove Tenant's existing sign(s) and that said sign(s) may not be suitable for reinstallation after the remodeling is completed. Said sign(s), or parts thereof, which Tenant had installed, shall remain the property of Tenant, but Landlord is hereby released from any and all liability for damage to said sign(s) during its removal, providing said removal is conducted with reasonable care. Landlord shall give Tenant notification as to the approximate date that said remodeling will commence, as well as the anticipated completion date. If such remodeling occurs during the first five (5) years of the lease term, Landlord shall pay for any new signage required by Landlord. During the remodeling, Tenant agrees to cooperate with Landlord and execute any necessary documentation required to facilitate the remodeling process. It may be necessary to erect scaffolds or other construction equipment during the remodeling, but free and easy customer access to the Premises shall not be unreasonably impaired, nor shall such access be denied.

         In the event the aforesaid remodeling requires the Landlord to install a sign box or a raceway, with or without lettering (both hereinafter referred to as "sign box"), then Tenant shall, at its sole cost and expense, including all permits and governmental approval(s), supply to Landlord its sign face which has been approved by Landlord in accordance herewith and either Landlord or Tenant shall install Tenant's sign face in the sign box. It is understood that the sign box shall remain the property of the Landlord and the sign face shall remain the property of the Tenant. In the event the remodeling requires the Tenant to install a sign comprised of individual, internally illuminated letters, then Tenant shall, at its sole cost and expense, including all permits and governmental approval(s), cause its sign, which has been approved by Landlord in accordance with this Section 20, to be installed in the area designated by Landlord. Additionally, the Shopping Center's sign plan and criteria may call for under- canopy signs and Tenant will be required to have its under-canopy sign installed, maintained, removed, etc., at its expense, consistent with Landlord's criteria and the provisions of this Section 20 and with Landlord's approval.

         At the expiration of Tenant's occupancy of the Premises, Tenant shall be responsible for removing Tenant's sign face from the sign box and replacing same with a blank coordinating plate or removing Tenant's individual lettered sign and satisfactorily restoring the surfaces damaged by the sign removal. In the event the Tenant does not remove its sign face or individual lettered sign, whichever the case may be, upon the expiration of its occupancy of the Premises, then Landlord may cause the removal of said sign(s) in accordance with the foregoing, at the sole cost and expense of Tenant. In such event, the sign(s) shall be deemed abandoned and Landlord by dispose of same as it sees fit.

         Tenant shall be responsible for the day-to-day maintenance of its sign, including but not limited to the replacement of light bulbs, and for the maintenance, repair and replacement of its sign face, and for the utility charges necessary to illuminate the sign. Damage to the sign by any cause shall be the responsibility of Tenant unless caused by Landlord, its agents or employees, in which event Landlord shall repair or replace the sign.

         Without limiting the foregoing, the same shall not be construed as a representation that Landlord will be remodeling the Shopping Center.

21.      CONSTRUCTION OF THE PREMISES

         Landlord shall construct, at its expense, the Premises substantially in accordance with the general specification entitled "Description of Landlord's Work", as set forth or referred to in Exhibit "C" attached hereto and made a part of this Lease. After construction by Landlord, Tenant shall maintain and be responsible for the Premises, its equipment and interior finishes as set forth on Exhibit "C".

22.      COMPLETION AND DELIVERY OF THE PREMISES

         Landlord shall use commercially reasonable efforts to substantially complete construction of the Premises on or before September 1992; provided, however, that in the event Landlord shall be delayed in the performance of such construction by reason of strikes, lockouts, labor troubles, inability to procure materials, delays in construction, failure of power, governmental restrictions, rules, regulations, ordinances, laws, approvals or permits or reasons of a similar nature not the fault of Landlord, then such performance by Landlord shall be excused for the period of any such delay or delays and the period for the performance and substantial completion of such construction shall be automatically extended herein for a period equivalent to the cumulative period of such delay or delays. In the event construction of the Premises has not been substantially completed within thirty (30) months from the date of this Lease, then at anytime after said thirty (30) months either Landlord or Tenant, upon written notice to the other, may terminate this Lease with no further liability or obligation by or against either party hereto, and Landlord shall not be liable to Tenant for any loss or damage caused by such delay(s) or otherwise. Tenant may negate Landlord's termination of this Lease under this Section 22 by giving Landlord notice with ten (10) days after Landlord notifies Tenant of Landlord's termination of the Lease under this Section, which notice from Tenant will include and shall be deemed to be an undertaking by Tenant to (i) complete the work at Tenant's sole cost and expense and (ii) open for business within six
(6) months after Tenant's notice to Landlord. Tenant's failure to do so after giving such notice will give Landlord the absolute, unavoidable right to terminate this Lease immediately upon notice to Tenant. Should Tenant complete the work and open for business within six (6) months after Tenant's notice to Landlord, Landlord shall pay to Tenant, within ten (10) days after (i) Tenant opens for business, and (ii) Tenant delivers a copy of its non-residential use permit authorizing Tenant's use and occupancy of the Premise, and appropriate lien waivers and releases, the balance of the contract price that would have been paid to Landlord's contractor had the work been completed according to Landlord's contract with such contractor for the construction of the Premises in accordance with Exhibit "C" attached hereto. Landlord shall deliver to Tenant together said payment a full copy of the construction contract with Landlord's contractor. From and after the delivery of the Premises to Tenant, all repairs and/or replacements to the Premises and the items set forth in Exhibit"C: shall be the responsibility of Tenant at its sole cost and expense, except for latent defects and structural defects. Any latent defect must be reported in writing within thirty (30) days after Tenant discovered or should have discovered such defect. Upon delivery of the Premises, Tenant shall be responsible for applying and/or having all utilities transferred to its name for billing purposes and Tenant shall be responsible for payment of same.

23.      MAINTENANCE AND USE OF COMMON AREAS

         Landlord will construct and the Shopping Center will include a parking area, or areas, together with the access roads, as required by governmental authorities. Landlord hereby grants to Tenant and Tenant's invitees a right, during the term hereof, to use in common with others entitled to the use thereof, in which such areas and facilities shall be maintained, and the expenditures therefor, shall be at the reasonable discretion of Landlord and as is customary in the industry in order to maintain such areas and facilities in a reasonable good and clean order and condition consistent with "first class" standards of other similar shopping centers located in the Washington, D.C. metropolitan area, the use of such parking areas and other common area facilities shall be subject to such reasonable regulations as Landlord may make from time to time. Any such rules shall not discriminate against Tenant or materially alter Tenant's obligations under this Lease.

         Tenant shall direct and instruct its employees to use only such parking areas provided by Landlord from time to time for employee parking, and not to use the areas provided for customer parking. Tenant shall not at any time allow any trucks or any other vehicles servicing its store to stand or park in the access roads or areas provided for customer parking. Notwithstanding the foregoing, Landlord recognizes that on occasion certain trucks and other vehicles servicing Tenant's store may be required to stand or park in the access roads or parking areas on a temporary basis (i.e., while waiting for other trucks or vehicles to complete their unloading at Tenant's loading dock facility). All deliveries of goods, wares, merchandise, etc., shall be at the rear of the Premises, unless, for any reason, access to the rear of the Premises is obstructed on a temporary or permanent basis, in which event, Tenant shall have the right to make its deliveries through the front of the Premises. Further, on an incidental basis, small vans or other vehicles may make deliveries of goods, wares, merchandise, etc. through the front doors of Tenant's store.

         Notwithstanding anything else contained in this Lease, if Landlord fails to maintain the Common Areas or its other obligations under this lease, after expiration of thirty (30) days following written notice to Landlord, Tenant shall be entitled to enforce its rights at law, and the party prevailing in any such action, as determined by the court, shall be entitled to recover all reasonable expenses incurred in such action, including reasonable attorney's fees and court costs.

         Landlord is required to keep the parking lot illuminated until at least one-half hour after Tenant closes its store for business, but not later than 11:00 p.m.

         The Shopping Center may be constructed in stages or it may be determined that alterations are to be made and construction of later stages or future alterations may necessitate the rearrangement and alteration of some or all of the then existing common areas. Landlord, therefore, reserves the right in its sole discretion to change, rearrange, alter, modify or supplement any or all of the areas designed for the common use and convenience of all tenants, excepting the "No Build Area" shown on Exhibit "A", so long as adequate common area facilities are made available to the Tenant herein.

24.      TENANT'S WORK

         (a) Tenant covenants, warrants and represents that it shall design and maintain the interior decor and fixturization of the Premises in a manner consistent with the high standards of the retailing industry.

         (b) It is understood and agreed that any work required for Tenant to open and operate its store for business from the Premises or required by Tenant to the extent that it will be in addition to the Description of Landlord's Work, as outlined in Exhibit "C" hereof or elsewhere herein, shall be performed and paid for wholly by tenant. Landlord undertakes no responsibility for the performance and/or payment of Tenant's work.

         (c) Tenant agrees to secure, pay for and maintain, or cause its contractor(s) to secure, pay for and maintain during the continuance of construction and fixturing work on or about the Demised Premises an "All Risk Physical Loss" Builders Risk policy, Comprehensive General Liability Insurance (including Protective Liability) with a combined single limit of $1,000,000 and Workmen's Compensation Employer's Liability Insurance as required by law.

25.      FIXTURING TENANT'S STORE OPENING

         Landlord shall give Tenant written notice ("Notice of Substantial Completion") by certified mail at lease forty-five (45) days prior to the date (the "Delivery Date") that Landlord's work will be substantially complete and the Premises will be available for Tenant to commence its work. Notice of Substantial Completion shall be based on an architect's or engineer's certification that will certify, among other things, except for minor punch list items, that the following items are or will be complete by the Delivery
Date: the roof is completed and watertight; the building is secure; all walls, and partition walls(s) are completed; the exterior glass is installed; the exterior doors are installed and operating; the loading docks are completed; the ceiling is completely installed; flooring (including floor and floor covering) is completed; the plumbing rough-in and electrical rough-in are completed; and the mezzanine (if any) is completed. From and after the Delivery Date, and prior to the Rent Commencement Date, Tenant shall have the privilege, rent free, of working in the premises for the purpose of installing its own sales, lighting and trade fixtures, machinery, if any, and any other equipment, to be done at Tenant's own cost and expense. Tenant agrees that during this "fixturing" period any and all utilities will be Tenant's cost and expense. Prior to taking occupancy of the Premises, Tenant shall submit to Landlord insurance certificate(s) as called for under Sections 18, 24 (d) and 40 herein. Within ninety (90) days following the Notice of Substantial Completion, the (1) Shopping Center entrances and exits will be clearly marked and in place, (2) the Shopping Center parking areas will be paved, lighted and striped, if required, (3) the delivery area for the Premises will be paved and easily accessible for stocking the Premises, (4) utilities that are servicing the Premises will be connected and available for use or consumption, and that electric, water and drain lines will be connected to (i) the equipment provided by Landlord in the Premises and (ii) the trade fixtures and refrigerated cases supplied by Tenant, and (5) Landlord shall have performed all work required of Landlord under this Lease in order for Tenant to obtain a final use and occupancy permit; Landlord will cooperate and assist Tenant in securing a final use and occupancy permit for the Premises (in the event that all these conditions have not been fulfilled and Tenant had not commenced business to the public, the Commencement Date shall be deferred for an additional period of time equal to the number of days from the date Tenant is ready to open for business and the date that all these conditions are fulfilled). Tenant shall open its store for business on or before the Rent Commencement Date. At Landlord's request, Tenant shall enter into a short form agreement confirming the Commencement Date, the Rent Commencement Date and the Termination Date in the form attached hereto as Exhibit "G".

26.      OCCUPANCY AND OPERATING HOURS

         Upon entry into the Premises, Tenant thereby accepts and acknowledges that the said Premises are in the condition required by this Lease subject to latent defects. Tenant hereby covenants, warrants and represents that subject to force majeure delays and any express right Tenant may have hereunder to cease operations, it will occupy the Premises promptly upon the commencement of the term, and at all times during the first five (5) years of the lease term, Tenant shall continuously and uninterruptedly operate its business from the Premises for the uses set forth in Section 30 of this Lease (this being a material inducement for Landlord to enter into this Lease) during all normal hours of Tenant's operations. Tenant shall operate and be open for business, at a minimum, during the hours of 10:00 a.m. to 9:00 p.m., Monday through Saturday. Tenant understands and agrees that it shall, throughout the term hereof, reasonably stock its store and maintain the same all in keeping with the high standards of the retailing industry. The failure of Tenant to operate its Premises in accordance with this provision, or the abandonment or vacating of any substantial portion of the Premises, shall constitute a material breach of Lease giving rise to the remedies provided in this Lease and by law and, in addition, Landlord shall be entitled among its other remedies to enjoin Tenant's use of the Premises by seeding injunctive relief or other appropriate remedy. Tenant shall conduct no distress sales, such as "going out of business", fire or bankruptcy sales, on the Premises or elsewhere in the Shopping Center, and a default by reason of Tenant's conducting such a sale shall constitute a default under the Lease entitle Landlord to the remedies of Tenant's conducting such a sale shall constitute a default under this Lease entitling Landlord to the remedies provided in this Lease and by law including, but not limited to, injunctive relief or other appropriate remedy.

         After the expiration of the first five (5) years of the lease term, Tenant shall have the right at any time to discontinue operating and go dark from the

Demised Premises provided Tenant has given Landlord at lease nine (9) months prior notice in writing by certified mail that it intends to discontinue its operation and go dark and specifying in said notice its intended last day of operation.

         Landlord shall be entitle to terminate this Lease effective as of the date of Tenant's intended last day of operation by giving written notice of such termination to Tenant at any time following Tenant's aforesaid notice, provided said written notice of termination is given Tenant at least thirty
(30) days prior to the date of tenant's intended last day of operation and prior to the Landlord receiving any Tenant's Transfer Notice under Section 51.

27.      REPAIRS

         (a) Landlord shall keep the foundation, roof, roof supports, gutters, the outer walls and utility lines outside the Premises (excluding doors, windows, glass ceiling, mechanical, electrical and plumbing equipment, and utility lines located outside the Premises which service only the Premises) of Tenant's Premises in good repair, except that Landlord shall not be called on to make any such repairs occasioned by the act or negligence of Tenant, its agents, contractors, invitees, customers or employees, and Tenant shall pay its pro-rata share of such expenses which are includable as a Shopping Center's Common Areas Operating Cost under Section 7 of this Lease. Landlord shall not be liable to maintain or make any other improvements, repairs or replacements of any kind upon the Premises, unless caused by the negligence of Landlord, its agents, servants or employees, or unless specifically provided elsewhere in this Lease.

         (b) Except for the repairs that Landlord is obligated to make, Tenant, at its expense, shall at all times be responsible for promptly making all repairs and replacements and performing all maintenance work in and to the Premises necessary and required to keep said Premises and its equipment in good condition and repair, and also in a clean, sanitary and safe condition in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction. Tenant shall comply with all requirements of law, ordinances and otherwise affecting the premises, and shall permit no waste, damage or injury to said Premises. Tenant shall also initiate and carry out a program of regular maintenance and repair of the Premises, including, but not limited to, the painting or refinishing of all areas of the interior, and the maintaining or replacing of all trade fixtures and equipment, ceiling tile, flooring and other items of display used in the conduct of Tenant's business, so as to impede, to the extent reasonably possible, deterioration by ordinary wear and tear and to keep the same in attractive condition throughout the lease term. Tenant shall at its own cost and expense replace any broken or cracked glass windows and doors in the Premises, and shall maintain and be responsible for the items set forth in Exhibit "C" attached hereto and made a part hereof, unless such damage is caused by the negligent act or omission of Landlord, its agents or employees, in which case Landlord shall repair such damage at its own cost and expense.

         (c) Landlord shall have a reasonable time after receipt of written notice from Tenant to commence and complete repairs required of Landlord hereunder. Notwithstanding anything else contained in this Lease, if Landlord fails to use due diligence in making such repairs, Tenant, at its option, may make such repairs and Landlord shall reimburse Tenant for the cost of such repairs within thirty (30) days from the date Tenant bills Landlord.

28.      ALTERATIONS BY TENANT

         Tenant will not alter the exterior of the Premises (including the storefront and/or signs) and will not make any structural alterations to the exterior or interior of the Premises or any part thereof without first obtaining Landlord's written approval of such alterations which approval shall not be unreasonably withheld or delayed. Tenant agrees that any such improvements made by it shall immediately become the property of Landlord and shall remain upon the Premises in the absence of agreement to the contrary. Tenant further will not, except for installation of fixtures and other work to be performed by it under Section 24 and in accordance with Tenant's plans approved by Landlord, if any, cut or drill into or secure any fixture, apparatus or equipment of any kind to any part of the Premises or make any roof penetration without first obtaining Landlord's written consent, which consent may be withheld in Landlord's sole and absolute discretion.

29.      DAMAGE TO PREMISES OR IMPROVEMENTS

         Tenant will repair promptly at its expense any damage to the Premises or any other part of the Shopping Center, caused by bringing into the Premises or onto the Shopping Center any item, material property or other thing for Tenant's use or benefit, or by the installation or removal of such item, material, property or thing, regardless of fault or by whom such damage shall be caused unless caused by Landlord, its agents, employees or contractors; and in default of such repairs by Tenant, Landlord may make the same and Tenant agrees to pay, as an additional charge, the cost thereof to Landlord promptly upon Landlord's demand therefore.

30.      USE OF PREMISES

                 The Premises shall be used by Tenant solely for the purpose of conducting therein the business of Tenant's Permitted Use (as defined in Section 1) trading as "Total Beverage", and for no other use or purpose. (Percentage Rent under Section 9 is based expressly upon this Use of Premises).

         Tenant hereby covenants and agrees that the use of the Premises is subject to the Use of Premises Restrictions as listed in Exhibit "E" attached hereto and made a part hereof.

31.      OPERATION BY TENANT

         In regard to use and occupancy of the Premises and common areas, Tenant will: (a) keep the inside and outside of all glass in the doors and windows of the Premises clean; (b) keep all exterior storefront surfaces of the Premises clean, including removal of ice and snow; (c) keep the Premises and the sidewalks adjacent thereto which are under its control clean at all times, including removal of ice, snow, debris and loose trash; (d) replace promptly, at its expense, any cracked or broken plate or window glass of the Premises with glass of like kind and quality unless caused by the negligent act or omission of Landlord, its agents or employees; (e) maintain the Premises at its expense in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (f) keep any garbage, trash, rubbish or refuse in the Premises or on the sidewalk immediately adjacent thereto removed at its expense on a regular basis; (g) keep all mechanical apparatus located inside the Premises or exclusively serving the Premises and under the control of tenant free of vibration and noise which may be transmitted beyond the Premises; (h) comply with all laws, ordinances, rules and regulations of governmental authorities and use commercially reasonable efforts to comply with all recommendations of the Fire Underwriters Rating Bureau now or hereafter in effect; (i) use reasonable efforts to keep its grocery carts out of or removed from the common areas (excluding Tenant's cart corral); (j) conduct its business in all respects in a dignified manner in accordance with high standards of store operation. Tenant will not place, maintain or store any merchandise, signs (other than exterior signage permitted under Section 20 of this Lease), or other articles on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or common areas; use or permit the use of any objectionable (in Landlord's sole determination) advertising medium such as, without limitation, spot lights or search lights, loud speakers, phonographs, public address systems, sound amplifiers, radio or video broadcasts within the Shopping Center which is in any manner audible or visible outside of the Premises; permit the placement or installation of any video, pinball or amusement devices within the Premises or the common areas; permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Premises or the common areas adjacent thereto; cause or permit objectionable (in Landlord's sole determination) odors to emanate or be dispelled from the Premises; solicit business in the parking or other common areas; distribute handbills or other advertising matter to, in or upon any automobiles parked in the parking areas or in any other common area; permit the parking of delivery vehicles so as to interfere with the use of any driveway, walk, parking area or other common area in the Shopping Center unless Tenant's regular loading facility has been blocked by Landlord or is not otherwise available to Tenant; erect, place or maintain any aerial or antenna on the roof or exterior walls of the Premises.

         Tenant shall locate its trash compactor in such area approved by Landlord.

32.      EXTRA HAZARDS

         Tenant will not knowingly or recklessly do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards (including, without limitation, public liability) or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If Tenant shall cause anything to be done, omitted to be done or suffered to be done by Tenant, or if any item, material or thing is kept or suffered by Tenant to be kept in, upon or about the Premises, which causes the rate of fire or other insurance of the Premises or other property of Landlord, as determined by insurance companies acceptable to Landlord, to be increased beyond the minimum rate from time to time applicable to the Premises for the use permitted under this Lease or to any other property for the use made thereof, Tenant shall pay as an additional charge the amount of any such increase upon Landlord's demand thereof. Provided, however, Tenant shall not be liable for any increase in the premium for casualty insurance carried by Landlord under this lease due to other tenant's use of its respective premises. Further, Tenant shall not install any electric equipment that overloads the lines in the Premises provided Landlord has constructed the Premises with sufficient electrical power to satisfy the needs of tenant as shown on the plans approved by Landlord and Tenant pursuant to Exhibit "B"; nor keep on said Premises in an inappropriate or unsafe container any inflammable, combustible, hazardous or other dangerous materials; nor handle, store or dispose of any chemical, environmentally unsafe or other hazardous waste or material except in strict accordance with all applicable federal, state and local laws, ordinances and regulations.

33.      PLUMBING

         The plumbing facilities shall not be used for any purpose other than that for which they are constructed and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be the Tenant's liability.

34.      DISPLAY LIGHTING

         If requested by Landlord, Tenant shall keep the display windows in the Premises well lighted from dusk until 9:00 P.M., or such later time as Tenant may be open for business, during each and every weekday except Sundays and holidays during the term of this Lease.

35.      ROOF AND WALLS

         Landlord shall have the exclusive right to use all or any part of any leasable areas over the Premises and the roof of the building in which the Premises is located for any purpose; to erect additional stories or other structures over all or any part of the Premises; to erect in connection with he construction thereof scaffolds and other aids to construction on the exterior of the Premises provided that free and easy customer access to the Premises shall not be unreasonably impaired nor shall such access be denied; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Shopping Center, the same to be in locations within the Premises as will not materially interfere with Tenant's use thereof. Landlord shall use reasonable efforts not to interfere with Tenant's business operations in the Premises.

         Landlord may make any use it desires of the side or rear walls of the Premises, and the area over the Premises, provided that such use shall not encroach on the interior of or materially or unreasonably restrict the service access to the Premises.

36.      LIENS AND INDEMNITY

         (a) Tenant covenants and agrees that any construction and improvements as required of Tenant under this Lease (sometimes herein referred to as "Tenant's work"), and any maintenance and repair work, alterations and the like, shall be of good quality, leaving the Premises at all times free of liens for labor and materials. In the event any mechanic's lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be bonded or discharged of record. If Tenant shall fail to cause such lien to be so bonded or discharged within thirty (30) days after being notified of the filing thereof, then Tenant shall be in default under this Lease, and in addition to any other right of remedy of Landlord, under the terms of this Lease and at law, Landlord may, but shall not be obligated to, discharge the same by paying the amount reclaimed to be due, and the amount so paid by Landlord and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord as additional rental on the first day of the next following month.

         (b) Tenant agrees to indemnify and hold harmless Landlord, its successors, assigns, agents, employees and Landlord's contractors from and against any and all claims, actions, losses or damages (including, without limitation, attorney's fees) resulting from acts or omissions of Tenant, its agents, employees or contractors in the performance of any work performed by or for Tenant on or about the Premises, provided there is no negligence on the part of Landlord, its employees or agents.

         (c) Landlord agrees to indemnify and hold harmless Tenant, its successors, assigns, agents, employees and Tenant's contractors from and against any and all claims, actions, losses or damages (including, without limitation, attorney's fees) resulting from acts or omissions of Landlord, its agents, employees or contractors in the performance of any work performed by or for Landlord on or about the Premises, provided there is no negligence on the part of Tenant, its employees or agents.

37.      TENANT'S FIXTURES

         All trade fixtures and apparatus owned, leased or conditionally purchased by Tenant and installed in the Premises shall be considered personal property and shall remain the property of Tenant and shall be removable from time to time and also at the expiration of the term of this Lease, or any renewal or extension thereof, or other termination thereof, provided Tenant shall not at such time be in default under any covenant or agreement contained herein beyond any applicable cure period; and if in default, Landlord shall have a lien on said trade fixtures and apparatus as security against loss or damage resulting from any such default by Tenant and said trade fixtures and apparatus shall not be removable by Tenant until such default is cured.

38.      INSPECTION BY LANDLORD

         Landlord shall have the right to enter upon the Premises without notice at all reasonable hours for the purpose of inspecting the same, or for making repairs, additions or alterations to the Premises or any property owned or controlled by Landlord. Landlord shall use reasonable efforts not to interfere with Tenant's business operations in the Premises. If Landlord deems that any repairs or maintenance to the Premises are required to be made, which are the Tenant's responsibility under this Lease, it may demand that Tenant make the same forthwith and if Tenant refuses or neglects to commence such repairs or maintenance and complete the same with reasonable dispatch, Landlord may make or cause such repairs or maintenance to be made, and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof, other than as caused by Landlord's negligent act or omission. If Landlord makes or causes such repairs or maintenance to be made, Tenant agrees that it will forthwith, on demand, pay to Landlord the reasonable cost thereof along with the next installment of rental.

39.      COVENANT TO HOLD HARMLESS

         (a) Tenant shall indemnify and hold Landlord, its partners, officers, directors, agents and employees harmless from and against all liability, claims, actions. damages and expense, including reasonable attorney's fees and court costs, in connection with the loss of life, personal injury or damage to property, including but not limited to the person and property of Tenant, Tenant's employees and any person or any property in or upon said Premises, and the sidewalks adjoining same that are under Tenant's control (such as, but not limited to, a cart corral area), and any loading platform area allocated to the use of Tenant, who is or are present at Tenant's implicit or explicit invitation or with Tenant's implicit or explicit consent, provided there is no negligence on the part of Landlord, its employees or agents. Provided, however, that Tenant's indemnity relative to the sidewalks adjoining the Premises that are under Tenant's control shall be strictly limited to those circumstances resulting from a breach by Tenant of its obligations, covenants and responsibilities under this Lease and /or the negligent or wilful act or omission of Tenant, its employees, agents, or contractors. It is understood and agreed that all property kept, stored or maintained in the Premises shall be so kept, stored or maintained at the risk of Tenant only. Tenant shall not suffer or give cause for the filing of any lien against said Premises.

         (b) Tenant shall be defended in court or otherwise and held harmless by Landlord from any liability for damages to any person or any property in or upon the Common Areas of the Shopping Center, provided there is no negligence on the part of Tenant, its employees or servants.

40.      PUBLIC LIABILITY

         (a) Tenant shall keep in full force and effect a policy of comprehensive commercial general public liability insurance with respect to the Premises and the business operated by Tenant, and/or any subtenant, concessionaire or licensee of Tenant in the Premises, with a company licensed in the State of Maryland and insures a majority of Tenant's other stores in said State, in which Landlord, and Landlord's mortgagee shall be all named as additional insureds, and in which the limits of liability shall not be less than One Million Dollars ($1,000,000.00) combined single limit coverage per occurrence for personal injury, death and property damage. Tenant shall furnish Landlord with a certificate or certificates of insurance or other acceptable evidence that such insurance is in force at all times during the lease term. Tenant shall obtain and maintain an insurance policy against damage by reason of the operation and maintenance of the sprinkler system, if any, installed within the Premises. In lieu of such sprinkler insurance, Tenant may self-insure. Tenant shall maintain such system. Tenant understands that the sprinkler system requires semiannual maintenance and that failure to maintain the system will result in loss of insurance or benefits under said insurance policy.

         (b) Landlord shall cause to be issued and shall keep in full force and effect a public liability insurance policy with respect to the common areas of the Shopping Center which will provide protection to Landlord and the tenants in the Shopping Center, and which the limits of liability shall not be less the One Million Dollars ($1,000,000.00) single limit coverage for personal injury and property damage. The cost of such insurance policy shall be a Shopping Center Common Area Operating Cost. Landlord shall, upon written request, deliver to Tenant a certificate of insurance or other acceptable evidence that such insurance is in full force and effect at all times during the lease term.

41.      LIMITATION OF LANDLORD'S LIABILITY

         Landlord shall not be liable to Tenant for Tenant's loss of business, or other consequential loss or damage, whether resulting from failure of utilities, services or otherwise unless caused by the negligent act or omission of Landlord, its agents, servants or employees. It is understood and agreed that the liability hereunder shall be limited solely to the assets and property of the Shopping Center; that no general partner of Landlord, nor any officer, director, agent or employee of Landlord shall be personally liable with respect to any claim arising out of or related to this Lease; and that a deficit capital account of a partner of Landlord shall not be deemed an asset or property of the Shopping Center.

42.      DAMAGE TO PREMISES

         If the permanent improvements of Tenant's Premises shall be partially destroyed by fire, or other casualty, insurable under full standard risk insurance, whereby the Premises shall be rendered untenantable only in part, the Landlord shall promptly at its own expense (and with the use of any insurance proceeds), cause the damage to be repaired, except as hereinafter provided, and the Minimum Guaranteed Rent and other payments herein, meanwhile shall be abated proportionately as to that portion of the Premises rendered untenantable. If by reason of said fire or other casualty the Premises shall be rendered wholly untenantable, Landlord shall promptly, at its own expense, cause such damage to be repaired, except as hereinafter provided, and the Minimum Guarantee Rent and other payments herein shall be abated in whole until said Premises are restored, unless within ninety (90) days after said occurrence Landlord shall give Tenant written notice that it has elected not to reconstruct the destroyed Premises, in which event this Lease and the tenancy hereby created shall cease as of the date of said occurrence, the Minimum Guaranteed Rent, the percentage rent and other payments herein to be adjusted as of such date. Notwithstanding the foregoing, if other portions of the Shopping Center (in addition to or instead of the Premises) are at any time during the term hereof damaged by fire or other casualty to such an extent that the Landlord or the then first mortgagee of the Shopping Center determines that the Shopping Center shall not be repaired or restored, then, and in any of such events, the Landlord shall have the right to terminate this Lease upon written notice to the Tenant at any time within ninety (90) days following such fire or other casualty, whereupon the Lease shall be terminated and the parties shall be relieved of any further obligation hereunder, with the Minimum Guaranteed Rent, the percentage rent and all other payments of the Tenant to be adjusted as of the date set in Landlord's notice of termination.

         In the event Landlord shall exercise its right to cancel the Lease as a result of such damage and shall commence the repair or reconstruction of the Premises for the same use as provided in Section 30 in within eighteen (18) months of the date Landlord gives notice to Tenant of such lease cancellations, Landlord shall give Tenant written notice within thirty (30) days of the date of such commencement of repair or reconstruction and Tenant shall have the option, by giving written notice to Landlord within sixty (60) days of the date of Landlord's notice, to reinstate this Lease at the same rental and on the same terms and conditions as contained in this Lease for the period commencing from the date of completion of the reconstruction or repair of the Premises through the end of the original term of this Lease. This paragraph shall survive Landlord's termination of the Lease.

43.      CONDEMNATION

         If the whole or any part of the Tenant's Premises shall be taken under the power of eminent domain or under threat of condemnation, then this Lease shall terminate as to the part so taken as of the day Tenant is required to yield possession thereof, and Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition; and the Minimum Guaranteed Rent shall be reduce proportionately as to the portion of the Premises so taken. If (i) the amount of said Premises so taken is more than fifteen percent (15%) of Tenant's sales area, or if (ii) more than 45% of the Common Areas are so taken, or if (iii) 25% of the two No Build Areas shown on Exhibit "A" is so taken, then Tenant in the case of (i), (ii) or
(iii), or either Tenant or Landlord in the case of (ii) , by giving sixty (60) days written notice to the other, shall have the option to terminate this Lease as of the date Tenant is required to yield possession. All compensation awarded for such taking of the fee and the leasehold shall belong to and be the property of the Landlord; provide, however, that the Landlord shall not be entitled to any portion of any award made to the Tenant specifically for the cost of removal of stock and fixtures.

         Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of any condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures and equipment provided that any such award does not reduce any award to which Landlord may be entitled.

44.      BANKRUPTCY

         In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's insolvency or inability to pay its debts, or if any assignment shall be made of Tenant's property for the benefit of creditors, then and in any of such events, Landlord may, at its option and in addition to any other remedy available to Landlord, terminate this Lease and all rights of Tenant hereunder by giving to Tenant written notice of the Landlord's election to terminate.

         In the event the trustee of the Tenant, or Tenant as debtor in possession, shall timely assume this Lease under the Bankruptcy Code and continue in possession of the Premises, it shall be the responsibility of the trustee or debtor in possession to cure or give adequate assurance that all defaults under the provisions of this Lease shall be promptly cured, to fully compensate or provide adequate assurance that all conditions of this Lease shall be performed in the future, including but not limited to:

         (A)              Adequate assurance of the payment of rent and other
                          consideration due under this Lease.
         (B)              Adequate assurance that percentage rent due will not
                          decline substantially.
         (C) Adequate assurance that assumption or assignment will not breach substantially any provisions such as radius, location or use or exclusivity provisions in other lease, financing or master agreements.
         (D) Adequate assurance that assumption or assignment will not disrupt substantially any tenant mix or balance.

         In no event, will Landlord be required to provide additional services or supplies under this Lease unless fully compensated by the trustee or debtor in possession.

         In the event that any new insolvency or receivership should occur after the closing of the bankruptcy case, the Landlord may at its option, and in addition to any other remedy available to Landlord, terminate this Lease and all rights of the Tenant hereunder by giving to Tenant Written notice of the Landlord's election to terminate.

45.      BANKRUPTCY-USE OF PREMISES

         In the event the trustee for Tenant, or Tenant as debtor in possession, exercises certain rights as called for in Section 44 hereof which would result in the Premises being used for a business other than that called for under Section 30 herein (Use of Premises), then Landlord expressly reserves the right to change or modify the Percentage Rent Rate and the Minimum Basis of Sales as called for under Section 9 herein. Such change or modification shall be in accordance with guidelines as issued by the International Council of Shopping Centers or such other guidelines as may be available from time to time.

46.      DEFAULT

         If any rental payable by Tenant to Landlord shall be and remain unpaid for more than ten (10) business days after written notice from Landlord that the same is due and payable, or if Tenant shall violate or be in default of any of the other covenants, agreements, stipulations or conditions herein, and such violation or default shall continue for a period of thirty (30) days after written notice of such violation or default, unless Tenant has diligently begun to correct such violation or default, in which case Tenant shall be given a reasonable period of time in which to correct such violation or default with due diligence, then it shall be optional for Landlord to declare this Lease forfeited and said term ended, and to reenter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such reentry or forfeiture (but notwithstanding such reentry or forfeiture, Tenant shall remain liable for any rent or damages which may be due or sustained prior thereto and for any and all expenses which Landlord may incur in reentering the Premises and preparing the same for reletting, including, but not limited to, allocable overhead, alterations to the Premises necessary to remove Tenant's improvements, repairs to the same and leasing, construction, architectural and other professional fees); and, regardless of whether Landlord elects to declare this Lease forfeited or not, Tenant shall continue to pay the amount of rent reserved under this Lease at the times herein stipulated for payment of rent for the balance of the term, less any amount received by Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord in its sole discretion shall deem proper. Upon the judicial determination of Tenant's default under this Lease, Tenant shall execute and deliver to Landlord a power-of-attorney or other appropriate documentation sufficient to allow Landlord to appear on Tenant's behalf in a court of competent jurisdiction and confess judgement for all rent due to Landlord as and when such rent comes due, plus reasonable attorney's fees and costs. The receipt by Landlord of any rent after Tenant's default of any covenant or condition hereunder or during the pendency of any action for possession (other than payment in full of all amounts owed to Landlord by Tenant pursuant to this Lease) shall not be deemed a waiver of such default or of such covenant or conditions, or of Landlord's right to recover possession of the Premises. It is further understood the Tenant shall pay all costs and expenses of collection and reasonable attorney's fees and court costs in the event the Tenant fails to pay rent or fails to promptly and fully perform and comply with each and every condition and covenant hereunder and the matter is turned over to Landlord's attorney, whether suit is instituted or not. Nothing herein shall be or constitute a waiver by Tenant of any statutory right of redemption.

47.      WAIVER

         One or more waivers of any breach of a covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, or of the covenant or condition itself, and the consent or approval by Landlord to, or of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to, or of, any subsequent similar act by Tenant.

48.      SUBORDINATION

         Tenant agrees that this Lease shall be subordinate to any mortgages or trust deeds that may now or hereafter be placed upon the Shopping Center and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, providing the mortgagee or trustee named in said mortgages or trust deeds shall agree to recognize the Lease of Tenant in a non-disturbance agreement suitable to Tenant in the event of foreclosure if Tenant is not then in default beyond any applicable cure period. Tenant shall provide any and all document reasonably requested by any mortgagee or trustee. In the event of any mortgagee or trustee elects to have the Lease a prior lien to its mortgage or deed or trust, then and in such an event, upon such mortgagee or trustee notifying Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or trust deed, whether or not this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Landlord agrees to secure a non-disturbance and attornment agreement from any existing lender for Tenant's behalf.

49.      RECORDATION

         Tenant shall not record the Lease and/or its Exhibits without first obtaining written permission from Landlord, which permission may be withheld at Landlord's sole option. In the event it is a requirement of Landlord's mortgagee that this Lease be recorded as a protection for both Landlord and Tenant, then Landlord shall bear such recordation charges. Upon the request of either party, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease, to be recorded at the cost of the requesting party.

50.      MERCHANTS ASSOCIATION; PROMOTIONAL FUND

         Landlord intends to establish a promotional program to furnish and maintain advertising and sales promotions which, in Landlord's sole judgement, will benefit the Shopping Center. All costs and expenses incurred by Landlord, or others of Landlord's behalf, in establishing, furnishing, operating and maintaining the promotional program (hereinafter called "Promotional Costs") shall be charged in the manner hereinafter set forth. Such Promotional Costs shall include all costs and expenses of every kind and nature as may be paid or incurred by Landlord with respect to said promotional program. Upon the establishment of such program, Tenant shall pay, as its share of the cost of the promotional program, the Promotional Charge with no offsets, on the first day of each month, in advance, along with Tenant's payment of rental. For greater certainty, the maximum amount chargeable to Tenant under this Section 50 shall be the amount specified in Section 1(p).

         Nothing contained in this Lease shall require landlord to expend more in any calendar year in performing the promotional program than Landlord collects from tenants or occupants of the Shopping Center in such calendar year. However, Landlord may, but shall not be obligated to, advance funds to the promotional program and any funds so advanced shall be repaid to Landlord when available.

51.      ASSIGNMENT AND SUBLEASE

         (a) Tenant shall not assign this Lease in whole or in part, nor sublet all or any part of the Premises, nor mortgage, hypothecate or encumber this Lease and/or Tenant's leasehold interest in the Premises (any and all of such acts being herein referred to as an "assignment"), without the prior written consent of Landlord in each instance, which consent may be given or withheld in Landlord's sole and absolute discretion. The withholding of Landlord's consent is subject to Section 51(c) below. The consent by Landlord to any assignment shall not constitute a waiver of the necessity for such consent to any subsequent assignment. This prohibition against assigning shall be construed to include a prohibition against any assignment by operation of law. If this Lease be assigned, or if the Premises or any part thereof be occupied by anybody other than Tenant, Landlord may collect rent from the assignee or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee or occupant as tenant, or a release of Tenant from the further performance by Tenant for the provisions on its part to be observed or performed herein. Notwithstanding any assignment, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant shall continue to be entitled to notice of default and shall be entitled to cure any defaults of the assignee.

         (b) Notwithstanding any provision contained in this Article 51 to the contrary, Tenant may, without the consent of Landlord assign this Lease or sublet all or any part of the Premises to any corporation or other entity which assumes in writing all of Tenant's obligations hereunder and either (i) controls, is controlled by, or under common control with Tenant or (ii) merges or consolidates with Tenant or (iii) acquires substantially all of the assets or stock of Tenant or the Guarantor hereof. Notwithstanding any of the foregoing permitted assignments, it is expressly recognized and agreed that the liability of Tenant and the Guarantor hereunder shall continue in full force and effect at all times during the remainder of the Lease term, including any renewal or extended terms hereto.

         (c) Notwithstanding the provision of Section 51(a) above, in the event Tenant desires either to assign or transfer this Lease or sublet substantially all of the Premises (such assignment or subletting collectively hereinafter referred to as the "Transfer"), to a party other than a transferee permitted under Section 51(b) above, Tenant shall provide to Landlord:

         1. No later than sixty (60) days prior to the proposed Transfer, with written notice that Tenant desires either to assign or transfer this Lease or sublet substantially all of the Premises, and further,

         2. No later than thirty-five (35) days prior to the proposed effective date of such Transfer (the "Effective Date") with written notice ("Tenant's Transfer Notice") of (i) the name and address of the proposed transferee and (ii) the amount of rent.

         The tender of the Tenant's Transfer Notice shall entitle Landlord to terminate this Lease effective as of the date of the proposed assignment or subletting. Landlord's right of termination shall be exercisable by written notice delivered to Tenant at any time during the first thirty (30) day period following receipt by Landlord of the Tenant's Transfer Notice. In the event Landlord shall not desire to terminate this Lease, Landlord agrees to consent to the proposed Transfer within the aforesaid thirty (30) day period and failure to furnish written consent within said thirty (30) days shall be deemed written consent.

52.      TERMINATION

         Upon the Expiration Date or earlier termination of this Lease, or any extension thereof, Tenant shall quit and surrender the Premises, without the necessity of nay notice from either Landlord or Tenant, and Tenant hereby waives notice to quit or vacate said Premises, and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of said Premises from a tenant holding over to the same extent as if statutory notice had been given. Tenant shall quit and surrender the Premises in as good a state and condition as they were when entered into, reasonable use and wear thereof and unavoided accident and acts of God excepted. All alterations, additions, erections or improvements in our upon said Premises at the expiration or early termination of this Lease, which are not wanted by Landlord (and any personal property, furniture, trade fixtures and equipment) shall be removed by Tenant at Tenant's sole cost and expense and Tenant shall repair all damage caused by such removal and return the Premises to the condition in which it was prior to the installation of the articles so removed. Any personal property, furniture, trade fixtures, and equipment not so removed shall be deemed abandoned, and Landlord shall have the right to retain or dispose of the same as Landlord sees fit. Any alterations, additions, erections or improvements which are wanted by Landlord, which shall be evidenced in writing, shall remain a part of the Premises and shall be surrendered with said Premises at the Expiration Date of this Lease.

53.      HOLDING OVER

         In the event Tenant remains in possession of the Premises after the Expiration Date or earlier termination of this Lease without the written permission of Landlord, and without the execution of a new lease, Tenant shall be deemed occupying the Premises as a tenant from month-to-month subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Rental shall be, during any such hold over period, One Hundred Ten Percent (110%) of the Minimum Guaranteed Rent and other payments called for herein which are in effect for the last month of the term hereof.

54.      FOR RENT SIGNS

         For the period six (6) months prior to the expiration of the original term of this Lease or any renewal or extension thereof, Landlord shall have the right to display on the exterior of said Premises (but not in any window or doorway thereof) the customary "For Rent" sign, and during such period Landlord may show the Premises and all parts thereof to prospective tenants between the hours of 9:00 A.M. and 5:00 P.M. on any day except Sunday and any legal holiday on which Tenant shall not be open for business.

55.      QUIET ENJOYMENT

         Landlord hereby warrants that it has fee simple title to the Premises and the Shopping Center; that Landlord has the full right to lease the Premises for the term aforesaid; and that Landlord will put or agreements that would restrict Tenant's Permitted Use of the Premises other than as shown on Exhibit "E" attached hereto. Landlord covenants and agrees that Tenant, during the term hereof, shall freely, peaceably and quietly occupy and enjoy the full possession of the Premise, along with the improvements and appurtenances thereto and the rights and privileges herein granted, without molestation, hinderance or ejectment by the Landlord, its successors or assigns, provided Tenant is not in default of any provision of this Lease. Each of the parties hereto represents and warrants that there are no brokerage commissions or finder's fees of any kind due to anyone other than the Broker in connection with the execution of this Lease, and agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith).

         In the event of a foreclosure of the Shopping Center, which results in the termination of this Lease by any party succeeding to the interests of the Landlord hereunder, the Landlord shall be responsible for and pay to Tenant a sum of money equal to the amortized book value of the leasehold improvements which Tenant has made in the Demised Premises. Furthermore, the unamortized book value of the leasehold improvements shall be computed in accordance with generally accepted accounting procedures.

56.      ADDRESSES AND NOTICES

         Until further notification in writing by Landlord to Tenant, all payments called for herein shall be made payable to Landlord and delivered to Landlord's Address for Rent Notices.

         All notices required under this Lease shall be in writing and deemed to be properly served if hand delivered to the intended recipient or sent by registered or certified mail or by reputable overnight courier service (which routinely secures a written receipt evidencing delivery) to the intended recipient at the relevant Address for Notices listed in Section 1 above, or to any subsequent address in the continental United States which Landlord, Tenant and/or Guarantor shall designate in writing by registered or certified mail.

57.      ESTOPPEL CERTIFICATES
         Tenant agrees that at any time, and from time to time at reasonable intervals, within ten (10) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord or and assignee or lender designated by Landlord, a writing ratifying this Lease and certifying, among other things, if true:

         (a) that Tenant has entered into occupancy of the Premises and the date of such entry, if such is the case; and
         (b) that this Lease is in full force and effect, and has not been assigned, modified, supplemented or amended in any way (or if there has been any assignment, modification, supplement or amendment identifying the same); and
         (c) that this Lease represents the entire agreement between Landlord and Tenant; and
         (d)     the date of the commencement and expiration of the term; and
         (e) that all conditions under this Lease to be performed by Landlord have been satisfied; and
         (f) that no default exists in the performance or observance of any term, covenant or condition of this Lease on the part of Landlord and that there are no defenses or offsets in connection therewith.

         Tenant agrees that at any time, and from time to time as reasonably requested by Landlord, Tenant will execute such documents as are necessary in connection with any financing or sale of the Shopping Center or any part thereof, within ten (10) days after said request, provided such documents do not adversely alter the rights and obligations of the parties hereto.

         The Landlord agrees that at any time, and from time to time as reasonably requested by Tenant, within ten (10) days after written request by Tenant, to execute such real property waivers or subordinations and other related documents which will permit Tenant to finance the purchase or lease of equipment, fixtures or personal property for use in conducting its business in the Premises.

58.      MISCELLANEOUS

         58.01 This Lease and the covenants and conditions herein contained, shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant is permitted hereunder.

         58.02 The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises, and this Lease shall become effective only upon execution by all parties hereto and delivery of a fully executed copy thereof by Landlord to Tenant.

         58.03 This Lease sets forth the entire agreement between the parties. There are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous agreements, representations, promises, warranties and understandings between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. Each party hereby expressly acknowledges that no representations, warranties, inducements or promises with respect to the Shopping Center or the Premises have been made to that party except as herein expressly set forth.

         58.04 Tenant acknowledges that, unless otherwise herein specifically provided, it does not have any exclusive rights in the Shopping Center with respect to the sale of its merchandise or the provision of its services.

         58.05 Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

         58.06 The covenants, conditions and provisions of this Lease shall be construed under the laws of the state or district in which the Shopping Center is located.

         58.07 There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the Leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate. In the event of a voluntary or other surrender of this Lease, or a mutual cancellation hereof, Landlord may, at its option, terminate all subleases, or treat such surrender or cancellation as an assignment of such subleases.

         58.08 Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant other than the payment of or other monetary amounts hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of the Landlord.

         58.09 The section headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several sections hereof. Words of any gender used in this Lease shall include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         58.10 If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and, to the extent permitted under this Lease, assigns of the parties hereto.

         58.11 No rights, easements or licenses are acquired by Tenant under this Lease by implication or otherwise except as expressly set forth in this Lease.

         58.12 No amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both Landlord and Tenant.

         58.13 Each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the Shopping Center, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of the Tenant were authorized to do so by any and all necessary or appropriate actions.

         58.14 Tenant shall, and shall cause Tenant's subtenants, agents, employees, invitees, licensees, clients and guests to, use commercially reasonable efforts to comply with and observe all reasonable rules and regulations concerning the use, management, operation, safety and good order of the Premises and the Shopping Center which may from time to time be promulgated by Landlord, provided that such rules and regulations are of general applicability to all tenants in the Shopping Center, and are not inconsistent with the provisions of this Lease, and do not interfere with Tenant's business in the Premises as otherwise permitted under this Lease.

59.      WAIVER OF SUBROGATION

         Notwithstanding any contrary provision of this Lease, each party hereby releases the other party from any liability or responsibility for any or damage to the releasing party's property insured under valid and collectible insurance, subject to the limitation this release shall only apply when permitted by the applicable policy of insurance pursuant to a waiver of subrogation clause. It is the intention of the Section that neither party shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the other party's property where such waiver is permitted by the applicable insurance policy. If Landlord elects to insure the Shopping Center in an amount less than one hundred percent (100%) of replacement cost, Landlord shall self insure for the difference between the insured amount and the one hundred percent (100%) replacement coverage. Each party shall obtain policies containing an express waiver of any right or subrogation by the insurance company against the other party if same is available, provided, however that in the event there shall be an increased premium for such coverage imposed by either party's insurer, than and in such event the party who is responsible for payment of such increased costs shall not be required to obtain the waiver of subrogation provisions unless the other agrees to bear such additional costs. The release set forth in the first sentence of this Section shall apply even if the loss or damage shall have been cause by the negligence of the other party, the other party shall furnish the requesting party with evidence of the inclusion of such waiver of subrogation clause or endorsement in such policies, and either party shall notify the other party if such clause or endorsement is thereafter deleted from such policies or any renewals thereof.

60.      HAZARDOUS MATERIALS

         (a) Landlord represents and warrants that if there are any Hazardous Materials (hereinafter defined) contained within the Premises or in the land on which the Premises sits prior to the delivery of possession, Landlord shall be responsible for the removal of such Hazardous Materials. Landlord represents and warrants that neither Landlord, nor to Landlord's best knowledge, any former owner or occupant of the Premises or the land upon which the Premises sits has used Hazardous Materials on, from, or affecting the Premises or the land upon which the Premises sits in any manner which violates federal, state, or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. 1801, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted publications promulgated environmental laws, ordinances, rules, or regulations (collectively, the "Environmental Laws").

         (b) Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no obligation to clean-up, to comply with any law regarding, or to indemnify, defend or hold Landlord harmless with respect to, and Hazardous Materials which were not used, stored, disposed of, transported from or manufactured within the Premises by Tenant or its agents, contractors, employees, invitees, or assigns, and Landlord waives any right of contribution against Tenant with respect to any such monitoring, clean-up, or compliance costs (collectively "Hazardous Material Costs") incurred by Landlord with respect to any such Hazardous Materials.

         (c) Landlord shall indemnify and hold Tenant harmless from and against any and all Hazardous Material Costs resulting from the presence of Hazardous Materials in the Premises or in the land on which the Premises sits incurred by or assessed against Tenant to the extent such costs arise out of or result from the presence of Hazardous Materials in the Premises or in the Land on which the Premises sits which exist at or prior to the delivery of possession or which are subsequently brought into the Premises or the land upon which the Premises sits by Landlord. Tenant shall indemnify and hold Landlord harmless from and against any costs, claims or liability arising out of or resulting from the presence of any Hazardous Materials introduced by Tenant or from the actions of Tenant, its contractors, employees or agents in connection therewith. Each party agrees to provide the other party with copies of any notices pertaining to any governmental proceedings or actions (including requests or demands for entry onto the Premises for purposes of inspection) regarding the handling, disposal, or clean-up of Hazardous Materials or claims, penalties, fines or assessment for such clean-up costs within five (5) business days after receipt thereof.

         (d) For purposes of this Section, the term "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.
Section 1801, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state, or local environmental laws, ordinances, rules or regulations.

61.      PRIMARY USE PROTECTION

         Landlord hereby covenants that for the term of this Lease and provided
(i) Tenant is not in default of this Lease beyond any applicable cure period; and (ii) Tenant has not assigned or sublet this Lease either in whole or in part (except to a beverage store similar in operation to Tenant's operation in the Premises); and (iii) Tenant, or Tenant's assigns or sub-tenants operating from the Premises a business substantially similar to that of Tenant, is in possession of the Premises and has not discontinued its operation from the Premises; and (iv) Tenant's Permitted Use has not been modified; and (v) this Lease in full force and effect, Landlord shall not enter into a new lease during the term hereof within the Shopping Center with a future tenant for any space in the Shopping Center which authorizes or permits as its primary use the sale at retail of containerized beverages (i.e., wine, beer, soda, bottled water and juices) for off-premises consumption. Provided, however, this Section 61 shall not prohibit Landlord from entering into such a lease during the last six (6) months of the term of this Lease provided Tenant has given Landlord the notice of non-renewal under Section 3(b); nor shall this restriction prohibit Landlord from leasing any portion of the Shopping Center to a Liquor store, grocery store, convenience store restaurant, bar, lounge, delicatessen, carry-out or food delivery service; nor shall this restriction affect the use and occupancy of any existing tenant in the Shopping Center, its successor and/or assigns, or any replacement tenants thereof having the same use.

62.      GUARANTY OF PERFORMANCE

         Attached hereto as Exhibit "F" and incorporated herein by reference is a Guaranty of Performance which has been executed by Shoppers Food Warehouse Corp.



         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS LEASE AGREEMENT UNDER THEIR RESPECTIVE SEALS AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

WITNESS:                          LANDLORD:
                                  COMBINED PROPERTIES/GREENBRIAR
                                  LIMITED PARTNERSHIP



THOMAS B. MCKEE                   BY:  HERBERT H. HAFT
- -------------------------             ------------------------- (SEAL)
                                  NAME:  HERBERT H. HAFT
                                  TITLE: GENERAL PARTNER




ATTEST:                           TENANT:
                                  TOTAL BEVERAGE CORP.


ROBERT N. HERMAN                       KENNETH HERMAN
- -------------------------         BY:------------------------- (SEAL)
ROBERT N. HERMAN                  NAME:  KENNETH HERMAN
EXECUTIVE VICE PRESIDENT          TITLE: PRESIDENT

EXHIBIT "A"

PROJECT:       Greenbriar Town Center
LANDLORD:      Combined Properties/Greenbriar Limited Partnership
TENANT:        Total Beverage Corp.
STORE NO:      #41 = approx. 25,000 square feet
LEASE DATED:   4/02/91

                                  EXHIBIT "B"

                 LANDLORD'S SIGN REGULATIONS AND SPECIFICATIONS



Consisting of four (4) pages, attached to and made a part of Lease dated 4/02/91 between Combined Properties/Greenbriar Limited Partnership (Landlord) and Total Beverage Corp. (Tenant) for Store # 41 in the Greenbriar Town Center (Shopping Center). Size of Store approx. 25,000 sq. ft. (Square Feet)

         In accordance with Paragraph 20 of said Lease, all permanent Tenant signs, both as to design and shop drawings, must receive written approval by Landlord before fabrication and installation; and any sign(s) installed without such written approval may be removed by Landlord at Tenant's expense. For purposes hereof and until further notice to Tenant, the Landlord's Architect is hereby given authority to review and pass upon all signs, and the design and shop drawings therefor, and Landlord's approval or disapproval will be based upon such review by Architect.

         Approval shall be based on:    (a)     Conformity to sign
                                                regulations.
                                        (b)     Harmony of the proposed sign
                                                with the design standard of the
                                                Shopping Center.

         Landlord has the specific right to refuse approval of any sign which, in his opinion, is not harmonious with the design standards of the Shopping Center Whether or not such sign conforms to the specific sign criteria set out below.

         To secure Landlord's approval, a design sketch of the proposed sign is to be submitted to Landlord. After approval of design sketch in writing by Landlord, six (6) prints of each shop drawing of all signs must be submitted to Landlord for final approval. The shop drawings must indicate the type and sizes of all lettering and background panels, their locations on the facade in relation to valance panels, floor levels and soffits and store divider and building lines. Proposed location of license, union and fabrications labels must be indicated. A schematic section through the sign will be required where necessary to show its form, colors and finishes of all materials, and wattages and light intensity must be specified. All "Approved as Noted" drawings must be resubmitted until marked "Approved" by Landlord. Incomplete drawings will be returned to Tenant without approval.

         In addition to the necessity for conforming of all signs with the general design standards of the Shopping Center, all signs must conform to the specific criteria, requirements and limitations hereinafter set forth:

         1. The advertising or informative content of all signs shall be limited to letters designating the store name and/or type of store only and shall contain no advertising devices, slogans, symbols or marks (other than the store name/or type of store as aforesaid). Crests and/or corporate shields shall be permitted in certain instances.

         2. The letters on all sign shall be either in script and/or block; the size of the letters shall be in proportion to the size of the sign, as determined in accordance with the provisions of Paragraph 4 of this Exhibit "B"; and if the letters are back-illuminated, the lamps therefore shall be contained wholly within the depth structure of the letters.

         3. The character, design, color and layout of all signs shall be subject to the approval of the Landlord which shall endeavor to establish uniform standards consonant with an integrated sign control policy for the Shopping Center, and which, however, shall give proper consideration to the style, design and character of signs used by tenants of the Shopping Center.


                                                               Page 1 of 4 Pages

         4. All signs shall be in accordance with the following requirements:

                 (a) The signs and any part or parts thereof, except as otherwise provided in subparagraph (c) of this Paragraph 4, shall be located within the physical limits of the storefront of the Premises of the Tenant, but in no case less than two feet (2') from any leasehold line.

                 (b) Signs shall not project beyond the line of the Demised Premises bordering "common area" more than two inches (2''), if less than eight feet (8') above finished floor line, or more than four inches (4''), if above eight feet (8').

                 (c) The maximum total area of each sign shall be determined by the following formula and provided same conforms to applicable codes and the requirements of governmental authorities.

                          Area of Sign (in square feet) = foot frontage of the store multiplied by one (1)

                 (d) All signs shall be fabricated and installed in compliance with all applicable building and electrical codes and bear a U.L. Label.

                 (e) Letters for signs facing the Common Area may be as large as permitted by applicable code.

                 (f) Stores having storefronts on the Common Area shall be permitted to erect a sign on the facade exposed to the Common Area. These signs shall be limited to store name and/or store type, only, and shall conform to all applicable limitations set forth in this Exhibit. No portion of such signs shall be mounted above the fascia.

                          The area of the sign is defined as the area of a rectangle surrounding all of the letters on the sign. Where upper lower case letters are used, the average height of the letters shall be used to determine the height of the rectangle.

                          Foot frontage of the store is defined as the length of facade measured between lease lines separating the store from common areas or other stores.

                 (g) Corner stores, which have two (2) or more facades facing or opening in different directions into different portions of the Common Area may have signs on each facade, subject to the requirements of this Exhibit and the written approval of Landlord.

         5. The fabrication, installation and operation of all signs shall be subject to the following restrictions:

                 (a) No exposed neon, fluorescent and/or incandescent tubing or lamps, raceways, ballast boxes and/or electrical transformers, crossovers, conduit and/or sign cabinets shall be permitted.

                 (b) No flashing, moving, flickering and/or blinking illumination, animation, moving lights and/or floodlight illumination shall be permitted.

                 (c) The name and/or stamp of the sign contractor or sign company or both shall not be exposed to view, unless required by law.



                                                               Page 2 of 4 Pages

                                  EXHIBIT "B"

DIMENSION CHART
A        STORE FRONT LENGTH
B        18'' MIN. SPACING FROM ADJ. TENANT TO BE EQUAL ON BOTH SIDES.
C        EQUAL SPACING SIGN TO BE SPACED FROM TOP TO BOTTOM.
D        LETTER HEIGHT.  16'' MINIMUM.

         6.      The following type signs are prohibited:

                 (a)      Paper signs and/or stickers utilized as signs.

                 (b) Signs of a temporary character or purpose, except "For Rent" signs placed or approved by the Landlord and except signs required for emergency situations, irrespective of the composition of the sign or material used therefor, provided that any sign permitted hereunder shall be lettered and designed to be in keeping with the character and quality of the Shopping Center and signs otherwise permitted therein.

                 (c) Printed signs, except, however, non-illuminated, small-scale "signature sign" (one (1) such signature sign only being permitted to be placed at each entrance to the Demised Premises), which is lettered on the glass portion of a storefront of Tenant and/or affixed to each storefront surface, provided such sign does not project more than two inches (2'') from the storefront surface.

                 (d)      Moving signs.

                 (e) Signs not lighted by electricity which have luminous or reflecting letters.

         7. Notwithstanding the foregoing provisions of this Exhibit, non-illuminated or non-luminous signs of metal and/or wood located within show windows or the interior of the stores shall be permitted, provided:

                 (a)      Such signs are not affixed or attached to windows.

                 (b) Such signs contain only designations of merchandise or brand names and/or prices.

                 (c) Such signs are located proximate to merchandise on display within the show windows or the interior of stores, as the case may be.

                 (d) For the purposes intended, such signs are reasonably sized, designed and displayed.

         8. The provisions of Section 20 of this Lease shall control over the provisions of this Exhibit "B".





                                                               Page 3 of 4 Pages


                                  EXHIBIT "B"

                                  EXHIBIT "C"

                         DESCRIPTION OF LANDLORD'S WORK


          Landlord agrees, at its sole cost and expense, to construct the Premises in accordance with plans and specifications to be agreed upon by the parties (Landlord's Work). The plans and specifications shall be substantially similar to those of a "Shoppers Food Warehouse" current prototype modified as reasonably necessary to conform and adapt to Tenant's Permitted Use and the physical characteristics of the Premises. It is the intention of the parties that the Landlord's Work will be in total preparation of Premises for the operation of a retail store operated for Tenant's Permitted Use, other than the purchase and installation of: (i) Tenant's trade fixtures and equipment; (ii) refrigerated boxes to be located inside the Premises along the back wall and one side wall of the sales area. Tenant shall supply and set any desired trade fixtures and equipment in the Premises in accordance with the preliminary plans to be submitted to Landlord by Tenant and the construction working drawings subsequently approved by Tenant. Tenant shall furnish, install and connect any necessary refrigeration lines to the appropriate fixtures and equipment, and shall evacuate, test and make all final connections of such refrigeration lines to the appropriate fixtures and equipment. Tenant shall be solely responsible for all refrigeration lines and systems and related HVAC coils. Landlord shall construct, install and connect any necessary electrical and water supply or fixture drain lines required for the operation of Tenant's trade fixtures and refrigerated equipment, as provided for in the construction working drawings approved by Tenant. Landlord and Tenant have mutually agreed to use their best efforts to minimize Landlord's cost to construct the Premises.

         Within sixty (60) days following receipt by Tenant of an approved perimeter drawing (footprint) of the Demised Premises, in accordance with
Section 24, Tenant shall provide Landlord with Tenant's preliminary plans showing in detail all of Tenant's electrical, plumbing and partitioning requirements necessary in order for Landlord to prepare construction working drawings necessary to complete the Landlord's Work. Tenant's preliminary plans indicate work only for diagrammatic purposes. It is intended that the work of every trade be installed in accordance with all local, state or other ordinances rules and regulations governing the construction and installation of any of this work. Tenant assumes no responsibility if greater requirements are called for by any regulations in excess of Tenant's requirements and any such requirements will be done by Landlord at no cost to Tenant. Such drawings shall be prepared by Landlord's architects within ninety (90) days following delivery by Tenant of preliminary plans. Tenant shall review and either approve the construction working drawings within fourteen (14) days following delivery of same to Tenant or advise Landlord in writhing of any objection thereto.

         The construction working drawings following approval by both Landlord and Tenant are hereinbelow referred to as the "Construction Working Drawings". Notwithstanding the above, Tenant shall not be responsible for errors or omissions by Landlord's architects or engineers, and Landlord shall be responsible for all items omitted from the signed preliminary plans without Tenant's consent, or which do not conform with written changes and corrections which have been agreed to by Landlord and Tenant prior to the preparations of final construction drawings.

         Landlord will deliver to Tenant a written construction schedule prior to the commencement of the Landlord's Work.

         Landlord's Work will be performed in accordance with, and include the items and requirements contained in, Tenant's specifications requirements manual attached hereto as Exhibit "D". Said manual will become part of the bid package of Landlord's general contractor.

         All equipment purchased and installed by Landlord for the Premises shall be UL (Underwriters Laboratories) approved.

         The construction Working Drawings will include the sprinkler system hydraulic calculation and sprinkler system blueprint for the Premises.

         Where during the course of construction Tenant request changes and/or substitutions in the Construction Working Drawing which increase the total cost of Landlord's Work. Landlord shall so inform Tenant and shall promptly deliver to Tenant an estimate, with supporting data, of the cost of each such requested change and Tenant will be permitted to make such changes upon agreeing with Landlord to pay the increased costs to Landlord attributable to such changes. If Landlord's Work is not commenced within one year from the date hereof or within six months from the approval date of Construction Working Drawings, Tenant will have the right to change the layout and finish of the Premises, including without limitation, the number, location and type of utility connections, partition wall and lighting fixtures, and Landlord will incorporate such changes into the Construction Working Drawings and construct same at Landlord's cost and expense.

         Landlord will deliver the Premises to Tenant in compliance with and free of any notice of violation of governmental ordinances, rules, laws, regulations and the like, and shall assign to Tenant all applicable contractor, manufacturer and supplier warranties. Landlord and Tenant shall cooperate and work together to secure all use and occupancy permits for the Premises.

EXHIBIT "C"

PROJECT:  Greenbriar Town Center
LANDLORD:  Combined Properties/Greenbriar Limited Partnership
TENANT:  Total Beverage Corp.
STORE NO:  #41 = approx. 25,000 square feet
LEASE DATED:  4/02/91

                                  EXHIBIT "D"


                  TENANT'S SPECIFICATIONS REQUIREMENTS MANUAL

                       DATED: ---------------------------



                      IS HEREBY INCORPORATED BY REFERENCE





EXHIBIT "D"

PROJECT:         Greenbriar Town Center
LANDLORD:        Combined Properties/Greenbriar Limited Partnership
TENANT:          Total Beverage Corp.
STORE NO:        #41 = approx. 25,000 square feet
LEASE DATED:     4/02/91

                          USE OF PREMISES RESTRICTIONS

         Tenant hereby covenants that throughout the term of its Lease, any renewals or extensions thereof, the Demised Premises, in whole or part, will not be used or operated directly or indirectly for the business of:

         (a) Entertainment or recreational facility, including but not limited to, a bowling alley, skating rink, theater, billiard room, health spa or studio, gymnasium, amusement center or other place of public amusement or assembly.

         (b) Training or education facility, including but not limited to, a beauty school, barber college, reading room, place of instruction or any other operation catering primarily to students to trainees rather than to customers.

         (c) Store which regularly sells merchandise commonly known as "odd lot", "close out", "clearance", "discontinued",
                 "cancellation", "second", "factory reject", "sample", "floor model", "demonstrator", "obsolescent", "overstock", "distressed", "bankruptcy", "fire sales", or "damaged".

         (d)     Adult bookstore or off-track betting facility.

         (e)     Motel or tourist court.

         (f)     Restaurant.

         (g) Pet store devoting more than two hundred (200) square feet of sales area for the sale and display of pet foods.

         (h) Consumer finance services excluding a bank, savings and loan or savings association.

         (i) Drugstore or for the sale of medicines requiring the presence of a registered pharmacist.

         (j)     Dry Cleaner.

         (k) Supermarket, or a store which devotes more than 10% of its selling space (or in the case of a drugstore, 10% of its gross space), for the retail sale of meat, groceries, produce, fruit, vegetables, seafood, dairy, poultry, bakery products and/or any combinations thereof for off-premises consumption.

         (l)     Sale of eyewear or optometric services.

         (m) Store selling linens, bedding, towels and bath and kitchen accessories.

         (n)     Sale of men's, women's or children's footwear.




                                  EXHIBIT "E"

         Consisting of one page, attached to and made a part of the Lease Agreement by and between COMBINED PROPERTIES/GREENBRIAR LIMITED PARTNERSHIP, LANDLORD and TOTAL BEVERAGE CORP., TENANT, dated 4/02/91.
(53) Greenbriar Town Center

                                  EXHIBIT "F"

                            GUARANTY OF PERFORMANCE

         In order to induce Combined Properties/Greenbriar Limited Partnership, as Landlord, to enter into a certain Lease Agreement being executed simultaneously herewith, with Total Beverage Corp,. as Tenant, the undersigned, namely Shoppers Food Warehouse Corp., having its principal place of business at 3129 Pennsy Drive, Landover, Maryland 20785, absolutely and unconditionally guarantees the performance of the Tenant of all payments, obligations and covenants binding upon Tenant in said Lease Agreement which accrue or are required during the term of the Lease Agreement, and Guarantor hereby waives notice of any default under said Lease Agreement. The undersigned further agrees that its liability under this guaranty shall be primary, and that in any right or action which shall accrue to Landlord under the within Lease Agreement during the Original Lease Term of the Lease Agreement, Landlord may, at its option, proceed against the undersigned and Tenant jointly or severally, without having commenced any action against or having obtained a judgement against Tenant. Guarantor hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord, Tenant and/or Guarantor with respect to any matter arising out of or in any way connected with the Lease or the use and occupancy of the Premises.

         In the event said Lease Agreement shall be terminated prior to the lease termination date by reason of a court order in a proceeding under the Bankruptcy Act, then Guarantor agrees that it shall nonetheless remain liable for all payments, obligations and covenants under said Lease Agreement, as if it had been the tenant in the first instance and as if said Lease Agreement had not been prematurely terminated.

         It is agreed that no modification, extension or indulgence granted to Tenant, its successors and/or assign, shall release the undersigned from this Guaranty of Performance, and that this Guaranty of Performance shall continue in full force and effect for the Original Lease term of the Lease and not any renewals or extensions thereof. Nothing herein shall modify any requirement in said Lease Agreement for the giving of notice of default to Tenant.

         Any one or more successive or concurrent actions or proceedings may be brought against Guarantor under this Guaranty for the performance of the obligations in separate actions or proceedings, as often as Landlord may deem expedient or advisable, and without constituting an election of remedies or a bar to any other remedies available to Landlord.

         Guarantor hereby expressly waives (i) presentment and demand for payment and protest of non-payment; (ii) notice of acceptance by Landlord of this Guaranty Agreement and of presentment, demand and protest thereof; (iii) notice of all indulgences; (iv) demand for observance, performance of enforcement of any of the terms or provisions of this Guaranty Agreement or the Lease; and (v) any right or claim of right to cause a marshalling of the assets of the Tenant.

         This Guaranty and the Guarantor's liability hereunder shall continue unaffected by an assignment or assignments of the Lease (in whole or in part) or by any sublettings in whole or in part of the premises demised thereunder, made from time to time, whether or not notice thereof is give to Guarantor.

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty of Performance to be executed by its duly authorized officer on this -2nd--- day of --------April----------------, 1991.

ATTEST:                           GUARANTOR:
                                  SHOPPERS FOOD WAREHOUSE CORP.
                                  (a Delaware corporation)

 Robert N. Herman                 By:  Kenneth Herman                (seal)
- -----------------------------        ------------------------------
Robert N. Herman,                      Kenneth Herman, President
Executive Vice President

[Corporate Seal]

                                  EXHIBIT "F"
         Consisting of one page, attached to and made a part of the Lease Agreement by and between Combined Properties/Greenbriar Limited Partnership, LANDLORD, and Total Beverage Corp., TENANT, dated 4/02/91.

                                  EXHIBIT "G"

                       COMMENCEMENT AND ENDING AGREEMENT

         THIS AGREEMENT, made this ---- day of ----------, 19---, by and between Combined Properties/Greenbriar Limited Partnership (hereinafter referred to as "LANDLORD"), and Total Beverage Corp., (hereinafter referred to as "TENANT").



                             W I T N E S S E T H :


         THAT, in accordance with that certain Lease Agreement between the parties hereto dated ----------------------------------, 19----, (hereinafter referred to as "Lease"), covering that certain premises in the Greenbriar Town Center as more particularly described and set forth under the Lease
(hereinafter referred to as "Premises"), LANDLORD and TENANT hereby agree that the Commencement Date of said Lease shall be set at
- ---------------------------, that the Rent Commencement Date shall be
- --------------------------, and that the Expiration Date shall be
- -----------------------, for total lease term of approximately ten (10) years.


         IN WITNESS WHEREOF, the LANDLORD and TENANT have each caused this Agreement to be executed on its behalf and its duly authorized seal affixed thereto on the day and year first above written.


WITNESS:                                           LANDLORD:
                                                   COMBINED PROPERTIES/GREENBRIAR
                                                   LIMITED PARTNERSHIP


- -------------------------------                    By:---------------------------------
                                                            Ronald S. Haft
                                                            General Partner


ATTEST:                                            TENANT:
                                                   TOTAL BEVERAGE CORP.


- -------------------------------                    By:---------------------------------
                 Title                                                       Title





[Corporate Seal]

                  ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

         THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT ("Assignment") dated and effective as of August 25, 1992, by and among TOTAL BEVERAGE CORP., a Delaware corporation ("Assignor"), TOTAL BEVERABE VA CORP., a Virginia corporation ("Assignee"), SHOPPERS FOOD WAREHOUSE CORP., a Delaware corporation ("Guarantor"), and COMBINED PROPERTIES/GREENBRIAR LIMITED PARTNERSHIP ("Landlord").

WHEREAS:

A. Assignor is the tenant, and Guarantor is the guarantor of Assignor's performance, under lease agreement (the"Lease") dated April 2, 1991 between Assignor and Landlord for premises located in the Greenbriar Town Center, Chantilly, Virginia, having an area of approximately 25,000 square feet, on all of the terms and conditions contained in the Lease; and

B. Assignor desires to assign to Assignee all of Assignor's right, title and interest in, to and under the Lease, and Assignee desires to take same by assignment and assume all existing and future obligations, liabilities and duties of Assignor in respect of the Lease; and

C. Guarantor desires to consent to the herein assignment and to continue to guarantee Assignee's performance under the Lease in accordance with the Guaranty of Performance attached to the Lease as Exhibit "F"; and

D. Landlord desires to consent to the herein assignment and to release Assignor from all existing and future obligations, liabilities and duties on Assignor's part to be performed in respect of the Lease the date of this Assignment.

NOW, THEREFORE, in consideration of the sum of twenty-five dollars (25.00) now given by each of the parties to each of others, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Preamble. The Preamble shall be deemed to be a part hereof as if fully recited herein.

2. Assignment. Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in, to and under the Lease. Assignee hereby accepts the assignment and transfer of all of Assignor's right, title and interest in, to and under the Lease, and agrees to pay, fulfill and/or perform any and all liabilities, obligations and/or duties of Assignor now existing or hereinafter arising out of the Lease.

3. Attorney-in-Fact. Assignor hereby constitutes and appoints Assignee, its successors, nominees and assigns, as its true and lawful attorney with full power of substitution and in the name of Assignor, or otherwise, but on behalf of and for the benefit of Assignee, its successors, nominees and assigns to (i) demand, enforce, sue for, collect and receive, from time to time, andy and all rights hereby assigned and transferred; (ii) institute and prosecute, in the name of Assignor or otherwise, any and all proceedings at law and equity or otherwise which Assignee, its successors, nominees or assigns may deem advisable; (iii) assert or enforce any right, title or interest hereby assigned or transferred; and (iv) do any and all acts and things in relation to the foregoing that Assignee, its successors, nominees or assigns shall deem advisable. Assignor hereby declares that the foregoing powers are coupled with an interest and are irrevocable.

4. Guarantor. Guarantor hereby consents to the herein assignment and agrees that it shall guarantee the performance of Assignee under the Lease in accordance with the Guaranty of Performance attached to the Lease as Exhibit "F".

5. Release. In consideration of Assignee's assumption of all of Assignor's responsibilities pursuant to Paragraph 2 of this Agreement, Landlord hereby absolutely and unconditionally releases Assignor from any and all obligations, liabilities, and duties now existing or hereinafter arising out of the Lease.

6. Notices. Any notice required to be given under this Agreement shall be given in accordance with the notice provisions contained in the Lease. Notices to Assignee shall be addressed as follows:

                 Total Beverage VA Corp.
                 4600 Forbes Boulevard
                 Lanham, Maryland 20706
                       Attention:  Robert Herman, Executive Vice President

with a duplicate original under separate cover to the Assignee at the above address but to the attention of Jack Binder, Senior Vice President, Finance.


         IN WITNESS WHEREOF, parties have executed this Assignment and Release as of the date first above written.

WITNESS                           TOTAL BEVERAGE CORP.



Thomas B. McKee                    Robert Herman
- ------------------------          ------------------------
                                  Robert N. Herman
                                  Executive Vice President

WITNESS                           TOTAL BEVERAGE VA CORP.


Thomas B. McKee                    Robert Herman
- ------------------------          ------------------------
                                  Robert N. Herman
                                  Executive Vice President

WITNESS                           SHOPPERS FOOD WAREHOUSE CORP.


Thomas B. McKee                    Robert Herman
- ------------------------          ------------------------
                                  Robert N. Herman
                                  Executive Vice President

WITNESS                           COMBINED PROPERTIES/GREENBRIAR
                                  LIMITED PARTNERSHIP, a District of
                                  Columbia Limited Partnership
                                     By:  CM/CP GREENBRIAR RETAIL JOINT
                                          VENTURE, a Delaware Joint
                                          Venture, General Partner
                                     By:  CP/Greenbriar Retail
                                          Investments Limited Partnership
                                          A Virginia Limited Partnership
                                          Joint Venturer
                                     By:  CP/Greenbriar Retail, Inc.
                                          A Virginia Corporation,
                                          General Partner



                                     By:   Ronald S. Haft
                                          ----------------------------
                                          Ronald S. Haft
                                          President